                                                                    EXHIBIT 99.1

                             KEY3MEDIA GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                      December 31,  March 31,
                                                          2000        2001
                                                      ------------ -----------
                                                                   (unaudited)
Assets
Current assets:
  Cash and cash equivalents..........................  $  109,914  $  108,510
  Accounts receivable, net...........................      80,254      67,386
  Prepaid event expenses.............................       4,958      13,284
  Deferred income taxes..............................       1,745       1,745
  Other current assets...............................       2,970       3,363
                                                       ----------  ----------
    Total current assets.............................     199,841     194,288
Property and equipment, net..........................      12,342      13,468
Intangible assets, net...............................     843,999     836,250
Deferred financing costs and other assets............       9,151       8,283
                                                       ----------  ----------
    Total assets.....................................  $1,065,333  $1,052,289
                                                       ==========  ==========
Liabilities and Shareholders' Equity
Current liabilities:
  Current maturities of long-term obligations........  $    1,584  $    1,471
  Accounts payable...................................       8,485       3,920
  Accrued expenses...................................      49,872      14,640
  Deferred revenue...................................      97,886     146,417
  Other current liabilities..........................      14,887       9,154
                                                       ----------  ----------
    Total current liabilities........................     172,714     175,602
Deferred income taxes................................      85,030      85,030
Long-term obligations (net of current maturities)....     367,081     371,933
Other long-term liabilities..........................       8,568       8,536
Commitments and contingencies
Shareholders' equity:
  Common stock.......................................         650         650
  Additional paid-in-capital.........................     422,171     420,027
  Retained earnings..................................      38,810      14,827
  Accumulated comprehensive income (loss)............      (3,836)     (3,979)
  Deferred compensation..............................     (25,855)    (20,337)
                                                       ----------  ----------
    Total shareholders' equity.......................     431,940     411,188
                                                       ----------  ----------
    Total liabilities and shareholders' equity.......  $1,065,333  $1,052,289
                                                       ==========  ==========

                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                    (In thousands, except per share amounts)

                                                             For the three
                                                             months ended
                                                               March 31,
                                                           ------------------
                                                             2000      2001
                                                           --------  --------
Net revenues.............................................. $ 21,147  $  8,017
Operating expenses:
  Cost of production......................................    8,412     3,094
  Selling, general and administrative.....................   20,730    24,677
  Stock based compensation................................      131     3,159
  Depreciation and amortization...........................    9,192     9,081
                                                           --------  --------
                                                             38,465    40,011
                                                           --------  --------
Loss from operations......................................  (17,318)  (31,994)
                                                           --------  --------
Other income (expenses):
  Interest expense........................................   (5,661)  (13,349)
  Interest income.........................................       90     1,356
  Other income (expense), net.............................       70       (18)
                                                           --------  --------
                                                             (5,501)  (12,011)
                                                           --------  --------
Loss before income taxes..................................  (22,819)  (44,005)
Income tax benefit........................................   (9,059)  (20,022)
                                                           --------  --------
    Net loss.............................................. $(13,760) $(23,983)
                                                           ========  ========
Basic and diluted net loss per share...................... $  (0.26) $  (0.37)
Shares used in computing basic and diluted net loss per
 common share.............................................   53,358    65,012


                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (In thousands)

                                                        For the three months
                                                           ended March 31,
                                                        ----------------------
                                                           2000        2001
                                                        ----------  ----------
Cash flows from operating activities:
  Net loss............................................. $  (13,760) $  (23,983)
  Adjustments to reconcile net loss to net cash
   provided by
   operating activities:
    Depreciation and amortization......................      9,192       9,081
    Stock-based compensation...........................        131       3,159
    Non-cash interest expense..........................        --        6,059
    Loss on disposal of fixed asset....................          1         --
    Foreign exchange (gain)/loss.......................        (69)         93
    Deferred income taxes..............................     (9,199)        --
  Changes in operating assets and liabilities:
    Accounts receivable................................      8,460      12,868
    Prepaid event expenses.............................     (9,389)     (8,326)
    Other current assets...............................     (5,727)       (393)
    Other assets.......................................        (58)        --
    Accounts payable...................................     (5,780)     (4,565)
    Accrued expenses...................................     (6,488)    (35,232)
    Deferred revenue...................................     34,924      48,531
    Other liabilities..................................      1,741      (5,765)
                                                        ----------  ----------
  Total adjustments....................................     17,739      25,510
    Net cash provided by operating activities..........      3,979       1,527
                                                        ----------  ----------
Cash flows from investing activities:
  Purchase of property and equipment...................       (481)     (2,551)
                                                        ----------  ----------
    Net cash used in investing activities..............       (481)     (2,551)
                                                        ----------  ----------
Cash flows from financing activities:
  Net transactions with Softbank, ZDI and affiliates
   excluding non-cash
   transactions with affiliates........................        755         --
  Increase/(decrease) in bank overdraft................      7,190         --
  Proceeds from the exercise of options to purchase
   common stock........................................        --          215
  Payment of long-term obligations.....................        --         (452)
                                                        ----------  ----------
    Net cash provided by (used in) financing
     activities........................................      7,945        (237)
                                                        ----------  ----------
Effects of exchange rate changes on cash...............        193        (143)
                                                        ----------  ----------
Net increase (decrease) in cash and cash equivalents...     11,636      (1,404)
Cash and cash equivalents at beginning of period.......      5,570     109,914
                                                        ----------  ----------
Cash and cash equivalents at end of period............. $   17,206  $  108,510
                                                        ==========  ==========
Supplemental cash flow disclosures:
  Interest paid........................................ $    5,661  $    7,476
  Income taxes paid....................................        --          --

                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

      CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   For the Three Months Ended March 31, 2001
                                  (Unaudited)
                                 (In thousands)

                                 Additional            Accumulated      Total
                          Common  paid-in   Retained  comprehensive comprehensive   Deferred
                          stock   capital   earnings  income (loss) income (loss) compensation  Total
                          ------ ---------- --------  ------------- ------------- ------------ --------
Balance at December 31,
 2000...................   $650   $422,171  $38,810      $(3,836)                   $(25,855)  $431,940
Proceeds from the
 exercise of options to
 purchase common stock..    --         215      --           --                          --         215
Forfeiture of stock
 options................    --      (1,432)     --           --                        1,432        --
Adjustment in fair value
 of options requiring
 variable accounting....    --        (927)     --           --                          927        --
Amortization of deferred
 compensation...........    --         --       --           --                        3,159      3,159
Foreign currency
 translation
 adjustment.............    --         --       --          (143)         (143)          --        (143)
Net loss................    --         --   (23,983)         --        (23,983)          --     (23,983)
                           ----   --------  -------      -------      --------      --------   --------
Balance at March 31,
 2001...................   $650   $420,027  $14,827      $(3,979)     $(24,126)     $(20,337)  $411,188
                           ====   ========  =======      =======      ========      ========   ========


                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

                    (In thousands, except per share amounts)

1. Basis of Presentation, Organization and Nature of Operations

   These unaudited condensed consolidated financial statements have been prepared by the management of Key3Media Group, Inc. (the "Company") in accordance with generally accepted accounting principles for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, the interim financial statements reflect all adjustments necessary for a fair presentation of the results for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

   These unaudited condensed consolidated financial statements should be read together with the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the audited consolidated financial statements contained therein.

   The Company is a leading producer of business-to-business events, principally trade shows, conferences, and customized marketing and education programs with operations in the United States, Canada, Europe, Mexico and Australia.

   In March 2000, Ziff-Davis Inc. ("ZDI"), announced its decision to recapitalize and spin-off its trade show and conference business to the holders of ZDI's ZD common stock as part of a comprehensive restructuring. On August 18, 2000, ZDI completed the spin-off of the Company, which had been formed in 2000 to hold ZDI's trade show and conference business. In addition to the 53,358 shares of the Company's common stock that were issued to holders of ZD common stock in the spin-off, the Company raised approximately $75,000 through the issuance of zero coupon senior debentures with detachable warrants and raised approximately $70,000 through the sale of 11,642 common shares of its common stock for $6 per share. Concurrently, the Company's wholly owned subsidiary Key3Media Events, Inc. ("Key3Media Events") borrowed $330,000 from a syndicate of banks. The proceeds of these transactions were used to repay Key3Media Events' $382,000 of existing indebtedness and to fund a $43,000 cash dividend to ZDI, and the balance was retained for working capital and general corporate purposes.

   Prior to June 1, 2000, ZDI provided to the Company certain centralized administrative services including but not limited to, legal, tax and financial accounting, management information, telecommunications and human resources. Since June 1, 2000 the Company has provided these services for itself. Charges for the services provided by ZDI were generally based upon utilization; however, where measuring utilization was impractical, ZDI used percentages based upon headcount or revenue in determining charges for these services. Management of the Company believes the allocated cost of the centralized administrative services approximated the cost it would have incurred if it had obtained the same administrative services from unaffiliated third parties.

   A portion of the cost of administrative services charged to the Company by ZDI included amounts for certain cash management and treasury activities. These activities included the investment of surplus cash and the issuance, repayment and repurchase of short-term and long-term debt. The Company generally remitted its cash receipts (other than receipts of foreign operations or operations that were not wholly owned) to ZDI, and ZDI generally funded the Company's cash disbursements (other than disbursements of foreign operations or operations that were not wholly owned), on a periodic basis. The cash funding described was accounted for within Division Capital and upon the April 13, 2000 signing of a loan agreement with two banks the Company assumed responsibility for its cash management and treasury activities.

   The Company recorded $0 and $2,209 for centralized administrative charges from ZDI for the three months ended March 31, 2001 and 2000, respectively.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


2. Computation of Net Income (Loss) Per Share

   Basic net income per share is calculated using the weighted average of the number of common shares outstanding, including the assumed issuance of shares to ZDI shareholders in connection with the spin-off, as if such issuance occurred at the beginning of 2000.

   Diluted earnings per share is calculated using the weighted average of the number of common shares outstanding, including the assumed issuance of shares to ZDI shareholders in connection with the spin-off, as if such issuance occurred at the beginning of 2000 plus the dilutive effect of stock options and warrants, calculated using the treasury method. These dilutive securities were excluded from the calculation of diluted net loss per share as the effect of their inclusion would have been antidilutive.

3. Comprehensive Loss

   The components of comprehensive loss were as follows:

                                                              For the three
                                                           months ended March
                                                                   31,
                                                           --------------------
                                                             2000       2001
                                                           ---------  ---------
   Net loss............................................... $ (13,760) $ (23,983)
   Other comprehensive adjustment:
     Foreign currency translation adjustment..............      (216)      (143)
                                                           ---------  ---------
   Total comprehensive loss............................... $ (13,976) $ (24,126)
                                                           =========  =========

4. Long-term Obligations

   Long-term Obligations consist of the following:

                                                                March 31,
                                                           --------------------
                                                             2000       2001
                                                           ---------  ---------
   Note payable to Ziff-Davis, Inc.-related party......... $ 382,002  $     --
   Senior credit facility.................................       --     299,548
   $75 million Zero coupon debentures, including accreted
    interest of $5,707 net of discount of $6,851..........       --      73,856
                                                           ---------  ---------
                                                             382,002    373,404
   Less current maturities................................       --      (1,471)
                                                           ---------  ---------
   Total.................................................. $ 382,002  $ 371,933
                                                           =========  =========

   On August 3, 2000, the Company's wholly owned subsidiary, Key3Media Events, entered into a credit facility with a syndicate of banks which consists of two term loan facilities and a revolving credit facility. The initial principal amount of the first term loan was $75,000 and it matures on August 3, 2005. The first term loan requires repayment quarterly in annual amounts equal to 10% of the original principal amount of the loan in the first year, 15% in the second year, 20% in the third year, 25% in the fourth year and the remaining 30% in the fifth and final year. The initial principal amount of the second term loan was $255,000 and it matures on August 3, 2006. The second term loan requires repayment in equal quarterly amounts during the final year of its term, subject to amortization of approximately 1% per year prior to the final year. Key3Media Events borrowed $330,000 under the term loan facilities on August 18, 2000. As of March 31, 2001, Key3Media Events has repaid a total of $30,452 in principal on these two term loan facilities. As a result of this prepayment, the above repayment amounts have been revised.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   The revolving credit facility commits the banks to lend up to $50,000 to Key3Media Events for general corporate purposes. Key3Media Events may borrow, repay and re-borrow under the revolving loan facility until August 3, 2005, at which time Key3Media Events must repay any amounts outstanding under the revolving credit facility. As of March 31, 2001, Key3Media Events has no amounts outstanding under the revolving credit facility.

   At Key3Media Events' election, loans under the credit facility bear interest at a margin over, (1) the higher of the federal funds rate plus 1/2% and Citibank, N.A.'s base rate or (2) the London interbank offered rate, or LIBOR. The margin Key3Media Events pays will vary between 0.75% and 4.00% depending on
(a) what Key3Media Events chooses as its base rate and (b) the ratio of its total debt to EBITDA as defined in the credit facility agreement. At March 31, 2001, the effective interest rate for the Senior Credit Facility was 9.6%.

   The credit facility contains various financial covenants including, amongst other things, (i) limitations on dividends, (ii) limitations on the incurrence of indebtedness, (iii) limitations on capital expenditures and (iv) maintenance of minimum leverage and interest coverage ratios. The borrowings under the credit facility are collateralized by substantially all of the assets of Key3Media Events.

   On September 22, 2000, Key3Media Events entered in to a Rate Cap Transaction Agreement with a bank which eliminates its exposure to interest rate increases in LIBOR above 9.375% on $165,000 of borrowings under the credit facility. This agreement terminates on October 2,2001.

   On August 18, 2000, the Company issued zero coupon senior debentures with an initial principal amount of $75,000. The purchasers paid $72,938 for the debentures and the warrants described below. The principal amount of the debentures will accrete at a rate of 12% per year, compounded quarterly, for the first five years and 15% per year, compounded quarterly, after that. If our consolidated ratio of debt to EBITDA as defined in the debenture agreement in the previous four quarters is higher than 4.50:1.00, the accretion rate will increase by 1.25% until the ratio falls below 4.50:1.00 for the previous four quarters. The debentures will mature in seven years and nine months. Accreted interest calculated on an average annualized basis on the debentures was $5,707 as of March 31, 2001.

   The Company can redeem the debentures at any time before the first anniversary of the issuance of the debentures at 112% of the initial principal amount. On or after the first but before the fifth anniversary of the issuance, we can redeem the debentures at 100% of their accreted principal amount. On or after the fifth anniversary, we cannot redeem the debentures, until the maturity date.

   The purchasers of our debentures received warrants to purchase 6,800 shares of our common stock at $6.00 per share, subject to adjustment as described below and to customary anti-dilution rights. Cashless exercise is permitted and the warrants expire seven years after they are issued, except that if the number of shares that may be purchased upon exercise of the warrants increases on any anniversary of the issue date, then the warrants will expire as to those additional shares seven years after that anniversary.

   If the debentures are redeemed within 22 months after they are issued (prior to June 18, 2002), the number of shares that must be issued upon exercise of the warrants will decrease by 523. If the debentures are still outstanding on the following anniversaries, the number of shares that must be issued upon exercise of the warrants will increase by 1,500 on each of the second and third anniversaries of the issuance of the debentures and by 1,750 each of on the fourth and fifth anniversaries.

   In connection with the issuance of warrants, the Company recorded a discount on the debentures and an increase to paid-in-capital of $15,000, which represents the value of the warrants on the date of issuance. The

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)

discount on the debentures will be amortized as additional interest expense using the effective interest rate method over the expected life of the debentures, which Management currently believes may be less than 24 months from the date of their issuance. The $15,000 value assigned to the warrants at their issuance date has been determined using a Black-Scholes Pricing Model that includes assumptions as to risk free interest rates, dividend yield, volatility and expected life of the warrants.

   The debenture agreement contains some financial and reporting covenants such as minimum leverage ratios and quarterly and annual reporting. The debentures are subordinate to the credit facility and are collateralized by substantially all of the assets of the Company.

   The Company incurred interest expense to related parties for the three months ended March 31, 2001 and 2000 of $0 and $5,661, respectively.

5. Stock Compensation

   The Company has granted options to purchase shares of its common stock with exercise prices ranging from $5.00 to $12.80. Certain options granted to employees who previously held options to purchase ZDI's ZD common stock or ZDNET common stock, or stock of Softbank Corp. are subject to the accounting treatment described in FIN 44 which requires recording the fair value of these options at the close of each accounting period and recognizing the change in fair value from period to period as an increase or decrease in stock based compensation. Additionally, certain employees of the Company continue to hold options to purchase stock of Softbank Corp. and CNET Networks, Inc. (formerly ZDI and ZDNet).

   The Company recognized $3,159 and $131 in amortization of deferred compensation for the three months ended March 31, 2001 and 2000, respectively.

6. Commitments and Contingencies

   On March 17, 2000, Key3Media Events sued GES Exposition Services, Inc. for breach of contract in the United States District Court for the District of Massachusetts. The Company believes that GES is withholding commissions that it is required to pay to Key3Media Events under contract. The Company believes that GES owed Key3Media Events approximately $9,000 as of March 31, 2001. On June 19, 2000, GES filed an answer, counterclaim and jury demand. Its counterclaim alleges that Key3Media Events breached the contract, violated its fiduciary duty toward GES and converted GES property to the benefit and use of Key3Media Events. GES has asked the court to award unspecified damages as well as declaratory and injunctive relief. The Company has received subsequent pleadings filed by GES alleging damages of approximately $33,000 on a variety of different legal theories plus additional damages for lost future profits of $20,000.

   On March 9, 2001, Key3Media Events filed an Amended Complaint that alleged a number of additional claims including violation of the Delaware Consumer Fraud Act and the Delaware Deceptive Trade Practices Act, as well as various business torts. On April 18, 2001, in response to Key3Media Events' Amended Complaint, GES filed an answer, counterclaim and jury demand. The filing alleged a number of additional counterclaims including violation of the Delaware Deceptive Trade Practices Act and unjust enrichment, as well as various equitable claims and business torts.

   On August 18, 2000, the agreement with GES was terminated by Key3Media Events pursuant to a 60 day notice of termination delivered by Key3Media Events to GES on June 19, 2000.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   This litigation is in the early stages of discovery. Management believe that GES' claims are excessive and lack merit and intend to vigorously defend against them. In management's opinion, this litigation is not likely to have a material adverse effect on the Company's financial position, results of operations or cash flows.

   In connection with its spin-off from ZDI, the Company and its subsidiaries have received an indemnification from ZDI against all liabilities not related to its businesses, including the class actions and derivative litigation filed against ZDI discussed in the Company's Registration Statement on Form S-1 (No.333-36828).

   The Company and its subsidiaries are subject to various other claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the Company's financial position, results of operations or cash flows.

7. Segment Information

   The Company had adopted SFAS No. 131,"Disclosure about Segment of an Enterprise and Related Information" ("SFAS No. 131"), which was effective for the year ended December 31, 1998.

   The Company operates in one business segment, the production and management of trade shows, conferences, and customized marketing and education programs. The Company holds events either directly or through international contract events.

   Financial information by geographic areas is as follows:

                                                               For the three
                                                            months ended March
                                                                    31,
                                                            -------------------
                                                              2000      2001
                                                            -------- ----------
   Net revenues:
     North America                                          $ 20,481 $    7,423
     Europe................................................      346        291
     Far East..............................................      320        303
                                                            -------- ----------
       Total............................................... $ 21,147 $    8,017
                                                            ======== ==========
   Other income (expense):
     North America......................................... $    --  $  (12,031)
     Europe................................................       70         19
     Far East..............................................      --           1
                                                            -------- ----------
       Total............................................... $     70 $  (12,011)
                                                            ======== ==========
   Total assets:
     North America......................................... $974,234 $1,039,810
     Europe................................................   12,818     12,109
     Far East..............................................      914        370
                                                            -------- ----------
       Total............................................... $987,966 $1,052,289
                                                            ======== ==========

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


8. Subsequent Events

   On April 15, 2001, the Company filed a shelf registration with the Securities and Exchange Commission to periodically sell up to $375 million in debt securities, common and preferred stock, warrants, and depositary shares.

   On June 1, 2001, the Company's wholly owned subsidiary, Key3Media Events, entered into a purchase agreement with SOFTBANK America Inc. and SOFTBANK Forums Japan, Inc. pursuant to which the Company acquired all of the outstanding shares of SOFTBANK Forums Japan for a purchase price equal (i) ten times SOFTBANK Forums Japan's EBITDA for 2001 minus (ii) $450,000, payable in shares of our common stock valued at $10 per share. SOFTBANK America currently owns 55% of the Company's outstanding common stock. Subject to receiving majority shareholder approval (which we will receive because SOFTBANK America is entitled to vote), the Company will issue 2,955,000 shares of our common stock to SOFTBANK America. This initial payment is based on an estimate that SOFTBANK Forums Japan's EBITDA for 2001 will be $30 million. The number of shares issued will be adjusted when SOFTBANK Forums Japan's EBITDA for 2001 is finally determined. The acquisition was approved by a special committee of our board of directors and our board received an opinion from Allen & Company that the transaction was fair to our Company and shareholders from a financial point of view.

9.  Financial Information for subsidiary guarantor and subsidiary non-guarantors

    In connection with the contemplated issuance of its senior subordinated notes due 2011 (the "Notes"), the Company's U.S.-based subsidiary, Key3Media Events, Inc., will guarantee the payment of the principal, premium and interest on the Notes on a senior subordinated unsecured basis. Presented below is condensed consolidating financial information for the parent company (Key3Media Group, Inc.) only, the subsidiary guarantor only and the subsidiary non-guarantors as a group as of March 31, 2001 and for the three months ended March 31, 2000 and 2001.

                                                       KEY3MEDIA GROUP, INC.
                                               CONDENSED CONSOLIDATING BALANCE SHEET
                                                           (In thousands)

                                                           March 31, 2001

                                                                                                     Eliminations
                                                       Parent                        Subsidiary           and
                                                       Company          Subsidiary      Non-         Consolidating
                                                        Only            Guarantor    Guarantors         Entries        Consolidated
Assets

Current Assets:
    Cash and cash equivalents                        $     5,117       $   101,256   $     2,137        $      -       $   108,510
    Accounts receivable, net                                 -              60,299         7,087               -            67,386
    Prepaid events expenses                                  -              12,650           634               -            13,284
    Deferred tax asset                                       -               1,745           -                 -             1,745
    Other current assets                                   9,878             1,884         1,466            (9,865)          3,363
                                                     -----------       -----------   -----------        -----------    -----------
        Total current assets                              14,995           177,834        11,324            (9,865)        194,288
    Intercompany receivable                               96,436             7,780         2,095          (106,311)            -
    Property & equipment, net                                -              13,087           381               -            13,468
    Intangible assets, net                                   -             834,975         1,275               -           836,250
    Investment in subsidiaries                           378,785               -             -            (378,785)            -
    Other assets                                             942             7,313            28               -             8,283
                                                     -----------       -----------   -----------        -----------    -----------
    Total assets                                     $   491,158       $ 1,040,989   $    15,103        $ (494,961)    $ 1,052,289
                                                     ===========       ===========   ===========        ===========    ===========

Liabilities & Shareholders' Equity

Current Liabilities:

    Current maturities of long-term obligations      $       -         $     1,471   $       -          $      -       $     1,471
    Accounts payable                                         -               3,735           185               -             3,920
    Accrued expenses                                          (2)           21,760         2,747            (9,865)         14,640
    Deferred revenue                                         -             137,556         8,861               -           146,417
    Other current liabilities                                -               8,251           903               -             9,154
                                                     -----------       -----------   -----------        -----------    -----------
        Total current liabilities                             (2)          172,773        12,696            (9,865)        175,602
    Intercompany payable                                     -             101,495         4,816          (106,311)            -
    Deferred taxes                                         1,750            83,280           -                 -            85,030
    Long-term obligations (net of current
     maturities)                                          73,856           298,077           -                 -           371,933
    Other long-term liabilities                              -               8,527             9               -             8,536

Shareholders' equity
    Common stock                                             650               -             -                 -               650
    Additional paid in capital                           420,027           297,822         7,587          (305,409)        420,027
    Retained earnings                                     14,827            79,402        (6,026)          (73,376)         14,827
    Other comprehensive income (loss)                        -                 -          (3,979)              -            (3,979)
    Deferred compensation                                (19,950)             (387)          -                 -           (20,337)
                                                     -----------       -----------   -----------        -----------    -----------
        Total shareholders' equity                       415,554           376,837        (2,418)         (378,785)        411,188
                                                     -----------       -----------   -----------        -----------    -----------
        Total liabilities & shareholder's equity     $   491,158       $ 1,040,989   $    15,103        $ (494,961)    $ 1,052,289
                                                     ===========       ===========   ===========        ===========    ===========

                                                       KEY3MEDIA GROUP, INC.
                                               CONDENSED CONSOLIDATING BALANCE SHEET
                                                          (In thousands)

                                                         December 31, 2000

                                                                                                     Eliminations
                                                       Parent                        Subsidiary           and
                                                       Company          Subsidiary      Non-         Consolidating
                                                        Only            Guarantor    Guarantors         Entries        Consolidated
Assets

Current Assets:
    Cash and cash equivalents                        $     4,777       $   101,714   $     3,423        $      -       $   109,914
    Accounts receivable, net                                 -              69,747        10,507               -            80,254
    Prepaid events expenses                                  -               4,774           184               -             4,958
    Deferred tax asset                                       -               1,745           -                 -             1,745
    Other current assets                                   5,913             1,692         1,265            (5,900)          2,970
                                                     -----------       -----------   -----------        -----------    -----------
        Total current assets                              10,690           179,672        15,379            (5,900)        199,841
    Intercompany receivable                               96,534             5,613           -            (102,147)            -
    Property and equipment, net                              -              12,011           331               -            12,342
    Intangible assets, net                                   -             842,591         1,408               -           843,999
    Investment in subsidiaries                           398,018               -             -            (398,018)             -
    Other assets                                           1,336             7,787            28               -             9,151
                                                     -----------       -----------   -----------        -----------    -----------
    Total assets                                     $   506,578       $ 1,047,674   $    17,146        $ (506,065)    $ 1,065,333
                                                     ===========       ===========   ===========        ===========    ===========

Liabilities & Shareholders' Equity

Current Liabilities

    Current maturities of long-term obligations      $       -         $     1,584   $       -          $      -       $     1,584
    Accounts payable                                         -               7,467         1,018               -             8,485
    Accrued expenses                                         -              51,373         4,399            (5,900)         49,872
    Deferred revenue                                         -              91,512         6,374               -            97,886
    Other current liabilities                                -              14,574           313               -            14,887
                                                     -----------       -----------   -----------        -----------    -----------
        Total current liabilities                            -             166,510        12,104            (5,900)        172,714
    Intercompany payable                                     -              96,134         6,013          (102,147)            -
    Deferred taxes                                         1,750            83,280           -                 -            85,030
    Long-term obligations (net of
     current maturities)                                  68,665           298,416           -                 -           367,081
    Other long-term liabilities                              -               8,561             7               -             8,568

Shareholders' equity
    Common stock                                             650               -             -                 -               650
    Additional paid in capital                           422,171           297,821         7,588          (305,409)        422,171
    Retained earnings                                     38,810            97,339        (4,730)          (92,609)         38,810
    Other comprehensive income (loss)                        -                 -          (3,836)              -            (3,836)
    Deferred compensation                                (25,468)             (387)          -                 -           (25,855)
                                                     -----------       -----------   -----------        -----------    -----------
        Total shareholders' equity                       436,163           394,773          (978)         (398,018)        431,940
                                                     -----------       -----------   -----------        -----------    -----------
        Total liabilities & shareholders' equity     $   506,578       $ 1,047,674   $    17,146        $ (506,065)    $ 1,065,333
                                                     ===========       ===========   ===========        ===========    ===========

                                                       KEY3MEDIA GROUP, INC.
                                           CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                          (In thousands)

                                            For the three months ended March 31, 2001

                                                                                     Eliminations
                                            Parent                    Subsidiary         and
                                            Company    Subsidiary         Non-      Consolidating
                                             Only      Guarantor       Guarantors      Entries      Consolidated

Net revenues                               $    -      $  7,759        $    594       $   (336)        $  8,017

Operating expenses:
     Cost of production                         -         2,891             203            -              3,094
     Selling, general and administrative         75      23,363           1,239            -             24,677
     Stock-based compensation                 3,159         -               -              -              3,159
     Depreciation and amortization              -         8,980             101            -              9,081
                                           --------    --------        --------       --------         --------
                                              3,234      35,234           1,543            -             40,011
                                           --------    --------        --------       --------         --------
Income (loss) from operations                (3,234)    (27,475)           (949)          (336)         (31,994)

Other income (expenses):
     Interest expense                        (5,583)     (7,766)            -              -            (13,349)
     Interest income                            102       1,247               7            -              1,356
     Intercompany activity                      -           -              (336)           336              -
     Other expense, net                         -           -               (18)           -                (18)
                                           --------    --------        --------       --------         --------
                                             (5,481)     (6,519)           (347)           336          (12,011)
                                           --------    --------        --------       --------         --------
Income (loss) before income taxes            (8,715)    (33,994)         (1,296)           -            (44,005)
Income tax provision (benefit)               (3,965)    (16,057)            -              -            (20,022)
                                           --------    --------        --------       --------         --------
                                             (4,750)    (17,937)         (1,296)           -            (23,983)
Equity in earnings (loss) in subsidiaries   (19,233)        -               -           19,233              -
                                           --------    --------        --------       --------         --------
Net income (loss)                          $(23,983)   $(17,937)       $ (1,296)      $ 19,233         $(23,983)
                                           ========    ========        ========       ========         ========

                                                       KEY3MEDIA GROUP, INC.
                                           CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                          (In thousands)

                                            For the three months ended March 31, 2000


                                                                                     Eliminations
                                            Parent                    Subsidiary         and
                                            Company    Subsidiary         Non-      Consolidating
                                             Only      Guarantor       Guarantors      Entries      Consolidated

Net revenues                               $    -      $ 20,173        $  1,335       $   (361)        $ 21,147

Operating expenses:
     Cost of production                         -         7,940             472            -              8,412
     Selling, general and administrative        -        19,671           1,059            -             20,730
     Stock based compensation                   -           131             -              -                131
     Depreciation and amortization              -         9,099              93            -              9,192
                                           --------    --------        --------       --------         --------
                                                -        36,841           1,624            -             38,465
                                           --------    --------        --------       --------         --------
Income (loss) from operations                   -       (16,668)           (289)          (361)         (17,318)

Other income (expenses):
     Interest expense                           -        (5,661)            -              -             (5,661)
     Interest income                            -            72              18            -                 90
     Intercompany activity                      -           -              (361)           361              -
     Other expense, net                         -           -                70            -                 70
                                           --------    --------        --------       --------         --------
                                                -        (5,589)           (273)           361           (5,501)
                                           --------    --------        --------       --------         --------
Income (loss) before income taxes               -       (22,257)           (562)           -            (22,819)
Income tax provision (benefit)                  -        (9,090)             31            -             (9,059)
                                           --------    --------        --------       --------         --------
Net income (loss)                          $    -      $(13,167)       $   (593)      $    -           $(13,760)
                                           ========    ========        ========       ========         ========

                                                       KEY3MEDIA GROUP, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                          (In thousands)

                                             For the three months ended March 31, 2001


                                                                                                       Eliminations
                                                                  Parent                  Subsidiary        and
                                                                  Company    Subsidiary       Non-     Consolidating
                                                                   Only      Guarantor     Guarantors     Entries      Consolidated
Cash flows from operating activities:
  Net income (loss)                                             $ (23,983)   $ (17,937)   $  (1,296)      $  19,233   $(23,983)
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                     -          8,980          101             -        9,081
    Stock-based compensation                                        3,159          -            -               -        3,159
    Non-cash interest expense                                       5,585          474          -               -        6,059
    Equity in earnings (loss) of subsidiaries                      19,233          -            -           (19,233)       -
    Foreign exchange (gain) loss                                      -            -             93             -           93
  Changes in operating assets & liabilities:
    Accounts receivable                                               -          9,448        3,420             -       12,868
    Prepaid event expenses                                            -         (7,876)        (450)            -       (8,326)
    Other current assets                                           (3,965)        (192)       3,764             -         (393)
    Accounts payable                                                  -         (3,732)        (833)            -       (4,565)
    Accrued expenses                                                   (2)     (29,613)      (5,617)            -      (35,232)
    Deferred revenue                                                  -         46,044        2,487             -       48,531
    Other liabilities                                                 -         (6,357)         592             -       (5,765)
                                                                ---------    ---------    ---------       ---------   --------
  Total adjustments                                                24,010       17,176        3,557         (19,233)    25,510
                                                                ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) operating activities                27         (761)       2,261             -        1,527

Cash flows from investing activities:
  Purchase of property & equipment                                    -         (2,417)        (134)            -       (2,551)
                                                                ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) investing activities               -         (2,417)        (134)            -       (2,551)


Cash flows from financing activities:
  Net transactions with Softbank, ZDI & affiliates
    excluding non-cash transactions with affiliates                    98        3,172       (3,270)            -          -
  Proceeds from the sale of common stock                              215          -            -               -          215
  Repayment of long-term obligations under the new
   credit facility                                                    -           (452)         -               -         (452)
                                                                ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) financing activities               313        2,720       (3,270)            -         (237)

Effects of exchange rate changes on cash                              -            -           (143)            -         (143)

Net increase (decrease) in cash and cash equivalents                  340         (458)      (1,286)            -       (1,404)
Cash and cash equivalents at the beginning of period                4,777      101,714        3,423             -      109,914
                                                                ---------    ---------    ---------       ---------   --------
Cash and cash equivalents at the end of period                  $   5,117    $ 101,256    $   2,137       $     -     $108,510
                                                                =========    =========    =========       =========   ========

                                                       KEY3MEDIA GROUP, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                          (In thousands)

                                             For the three months ended March 31, 2000


                                                                                                        Eliminations
                                                                 Parent                    Subsidiary         and
                                                                 Company    Subsidiary         Non-     Consolidating
                                                                  Only      Guarantor       Guarantors     Entries    Consolidated
Cash flows from operating activities:
  Net income (loss)                                                $     -      $ (13,167)   $    (593)   $     -     $ (13,760)
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                        -          9,099           93          -         9,192
    Stock-based compensation                                             -            131          -            -           131
    (Gain) loss on disposal of fixed assets                              -            -              1          -             1
    Foreign exchange (gain) loss                                         -            -            (69)         -           (69)
    Deferred income taxes                                                -         (9,174)         (25)         -        (9,199)
  Changes in operating assets & liabilities:
    Accounts receivable                                                  -         (1,032)       9,492          -         8,460
    Prepaid event expenses                                               -         (8,814)        (575)         -        (9,389)
    Other current assets                                                 -         (5,779)          52          -        (5,727)
    Other assets                                                         -            (58)         -            -           (58)
    Accounts payable                                                     -          2,003       (7,783)         -        (5,780)
    Accrued expenses                                                     -         (5,662)        (826)         -        (6,488)
    Deferred revenue                                                     -         33,908        1,016          -        34,924
    Other liabilities                                                    -          1,277          464          -         1,741
                                                                   ---------    ---------    ---------    ---------   ---------
  Total adjustments                                                      -         15,899        1,840          -        17,739
                                                                   ---------    ---------    ---------    ---------   ---------
    Net cash provided by operating activities                            -          2,732        1,247          -         3,979

Cash flows from investing activities:
  Purchase of property & equipment                                       -           (481)         -            -          (481)
                                                                   ---------    ---------    ---------    ---------   ---------
    Net cash provided by (used in) investing activities                  -           (481)         -            -          (481)


Cash flows from financing activities:
  Net transactions with Softbank, ZDI & affiliates
    excluding non-cash transactions with affiliates                      -            682           73          -           755
  Increase (decrease) in bank overdraft                                  -          7,190          -            -         7,190
                                                                   ---------    ---------    ---------    ---------   ---------
    Net cash provided by financing activities                            -          7,872           73          -         7,945

Effects of exchange rate changes on cash                                 -            -            193          -           193

Net increase (decrease) in cash and cash equivalents                     -         10,123        1,513          -        11,636
Cash and cash equivalents at the beginning of period                     -          3,593        1,977          -         5,570
                                                                   ---------    ---------    ---------    ---------   ---------
Cash and cash equivalents at the end of period                     $     -      $  13,716    $   3,490    $     -     $  17,206
                                                                   =========    =========    =========    =========   =========


                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Key3Media Group, Inc.

   We have audited the accompanying consolidated balance sheet of Key3Media Group, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Key3Media Group, Inc. and subsidiaries at December 31, 2000 and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                  /s/ Ernst & Young LLP

Los Angeles, California
February 23, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc:

   In our opinion, the accompanying combined balance sheet and the related combined statements of operations, cash flows and changes in shareholders' equity and comprehensive income present fairly, in all material respects, the financial position of Key3Media Group, Inc. (previously known as ZD Events) (the "Business"), at December 31, 1999 and the results of operations and its cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Business' management; our responsibility is to express an opinion on these financial statements based upon our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluation of the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.
  As discussed, in Note 1, certain costs and expenses presented in the combined financial statements represent allocations and estimates of the costs of services provided to the Business by management of Ziff-Davis Inc. As a result, the combined financial statements presented may not be indicative of the financial position, results of operations or cash flows that would have been achieved had the Business operated as a nonaffiliated entity.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 12, 2000 except for the
thirteenth Paragraph of Note 3 and
Note 16, for which the dates are
April 13, 2000 and June 7, 2001, respectively.

                             KEY3MEDIA GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                      December 31, December 31,
                                                          1999         2000
                                                      ------------ ------------
Assets
Current assets:
  Cash and cash equivalents..........................   $  5,570    $  109,914
  Accounts receivable, net...........................     69,383        80,254
  Prepaid event expenses.............................      4,584         4,958
  Deferred income taxes..............................      4,443         1,745
  Other current assets...............................      1,952         2,970
                                                        --------    ----------
    Total current assets.............................     85,932       199,841
Property and equipment, net..........................     10,028        12,342
Intangible assets, net...............................    875,526       843,999
Deferred financing costs and other assets............         78         9,151
                                                        --------    ----------
    Total assets.....................................   $971,564    $1,065,333
                                                        ========    ==========

Liabilities and Shareholders' Equity
Current liabilities:
  Current maturities of long-term obligations........   $    --     $    1,584
  Accounts payable...................................      8,777         8,485
  Bank overdraft.....................................      2,351           --
  Accrued expenses...................................     23,178        49,872
  Deferred revenue...................................     85,799        97,886
  Other current liabilities..........................      3,131        14,887
                                                        --------    ----------
    Total current liabilities........................    123,236       172,714
Deferred income taxes................................     61,553        85,030
Long-term obligations (net of current maturities)....    382,002       367,081
Other long-term liabilities..........................      8,381         8,568

Commitments and contingencies

Shareholders' equity:
  Division capital...................................    328,022           --
  Common Stock--$0.01 par value; authorized
   200,000,000 shares; issued and outstanding,
   65,000,000 shares (2000)..........................        --            650
  Additional paid-in-capital.........................        --        422,171
  Retained earnings..................................     73,246        38,810
  Accumulated comprehensive income(loss).............     (3,894)       (3,836)
  Deferred compensation..............................       (982)      (25,855)
                                                        --------    ----------
    Total shareholders' equity.......................    396,392       431,940
                                                        --------    ----------
    Total liabilities and shareholders' equity.......   $971,564    $1,065,333
                                                        ========    ==========

                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                  Years Ended December 31,
                                                 ----------------------------
                                                   1998      1999      2000
                                                 --------  --------  --------
Net revenues.................................... $269,135  $251,411  $286,901
Operating expenses:
  Cost of production............................   75,445    74,131    78,497
  Selling, general and administrative...........   76,508    88,066   106,231
  Non-recurring compensation charge.............      --        --      2,977
  Stock-based compensation......................      252       522     7,967
  Depreciation and amortization.................   41,180    38,132    36,688
                                                 --------  --------  --------
                                                  193,385   200,851   232,360
                                                 --------  --------  --------
Income from operations..........................   75,750    50,560    54,541
                                                 --------  --------  --------
Other income (expenses):
  Interest expense..............................  (45,860)  (23,300)  (39,359)
  Interest income...............................    2,816       487     3,264
  Equity in earnings from joint venture.........    2,658     1,649       --
  Gain on sale of joint venture interest........      --     13,746       --
  Other expense, net............................      (28)      (71)      (17)
                                                 --------  --------  --------
                                                 (40,414)    (7,489)  (36,112)
                                                 --------  --------  --------
Income before income taxes......................   35,336    43,071    18,429
Income tax provision............................   16,080    17,082     9,867
                                                 --------  --------  --------
    Net income.................................. $ 19,256  $ 25,989  $  8,562
                                                 ========  ========  ========
Basic net income per share...................... $   0.36  $   0.49  $   0.15
Diluted net income per share.................... $   0.36  $   0.49  $   0.14
Shares used in computing basic net income per
 common share...................................   53,358    53,358    57,589
Shares used in computing diluted net income per
 common share...................................   53,358    53,358    59,949
Pro forma basic net income per share
 (unaudited)....................................                     $   0.13
Pro forma diluted net income per share
 (unaudited)....................................                     $   0.13
Shares used in computing pro forma basic net
 income per common share........................                       65,000
Shares used in computing pro forma diluted net
 income per common share........................                       67,360



                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
              For the Years Ended December 31, 1998, 1999 and 2000
                                 (In thousands)

                                           Additional            Accumulated      Total
                          Division  Common  paid-in   Retained  comprehensive comprehensive   Deferred
                          capital   stock   capital   earnings  income (loss) income (loss) compensation  Total
                          --------  ------ ---------- --------  ------------- ------------- ------------ --------
Balance at January 1,
 1998...................  $ 20,213    --         --   $ 31,001     $(2,297)                   $   (996)  $ 47,921
Net transactions with
 affiliates.............   388,369    --         --        --          --                          --     388,369
Dividend................       --     --         --     (3,000)        --                          --      (3,000)
Foreign currency
 translation
 adjustment.............       --     --         --        --          118       $   118           --         118
Issuance of ZDNet stock
 options under employee
 compensation plans.....       408    --         --        --          --                         (408)       --
Amortization of deferred
 compensation...........       --     --         --        --          --                          252        252
Conversion of Softbank
 stock options to ZDI
 stock options..........       503    --         --        --          --                         (503)       --
Net income..............       --     --         --     19,256         --         19,256           --      19,256
                          --------   ----   --------  --------     -------       -------      --------   --------
Total comprehensive
 income.................                                                         $19,374
                                                                                 =======
Balance at December 31,
 1998...................   409,493    --         --     47,257      (2,179)                     (1,655)   452,916
Net transactions with
 affiliates.............   (81,320)   --         --        --          --                          --     (81,320)
Foreign currency
 translation
 adjustment.............       --     --         --        --       (1,715)      $(1,715)          --      (1,715)
Forfeiture of stock
 options................      (151)   --         --        --          --                          151        --
Amortization of deferred
 compensation...........       --     --         --        --          --                          522        522
Net income..............       --     --         --     25,989         --         25,989           --      25,989
                          --------   ----   --------  --------     -------       -------      --------   --------
Total comprehensive
 income.................                                                         $24,274
                                                                                 =======
Balance at December 31,
 1999...................   328,022    --         --     73,246      (3,894)                       (982)   396,392
Net transactions with
 affiliates.............     9,851    --         --        --          --                          --       9,851
Transactions related to
 spin off from ZDI:
 Adjustment of deferred
  income taxes..........   (32,027)   --         --        --          --                          --     (32,027)
 Issuance of common
  stock to ZDI..........  (305,846)   534    305,312       --          --                          --         --
 Dividend...............       --     --         --    (42,998)        --                          --     (42,998)
Sale of common stock,
 net of issuance costs..       --     116     66,562       --          --                          --      66,678
Issuance of warrants to
 purchase common stock..       --     --      15,000       --          --                          --      15,000
Deferred compensation
 related to stock
 options................       --     --      34,507       --          --                      (34,507)       --
Amortization of deferred
 compensation...........       --     --         378       --          --                        7,589      7,967
Forfeiture of options to
 purchase common stock..       --     --      (1,975)      --          --                        1,975        --
Adjustment to benefit of
 pre-spin-off tax loss
 retained by ZDI........       --     --       2,387       --          --                          --       2,387
Foreign currency
 translation
 adjustment.............       --     --         --        --           58       $    58            70        128
Net income..............       --     --         --      8,562         --          8,562           --       8,562
                          --------   ----   --------  --------     -------       -------      --------   --------
Balance at December 31,
 2000...................  $    --    $650   $422,171  $ 38,810     $(3,836)      $ 8,620      $(25,855)  $431,940
                          ========   ====   ========  ========     =======       =======      ========   ========

                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    1998     1999      2000
                                                  --------  -------  ---------
Cash flows from operating activities:
 Net income...................................... $ 19,256  $25,989  $   8,562
 Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depreciation and amortization...................   41,180   38,132     36,688
 Stock-based compensation........................      252      522      7,967
 Non-cash interest expense.......................      --       --      10,213
 Loss on disposal of fixed asset.................      500      --          61
 Foreign exchange (gain)/loss....................       (1)     126         45
 Deferred income taxes...........................   15,490   13,473     (3,968)
 Changes in operating assets and liabilities:
  Accounts receivable............................   (4,853)  (8,358)   (10,871)
  Prepaid event expenses.........................     (480)   2,840       (374)
  Other current assets...........................   (2,231)   1,911     (1,018)
  Other assets...................................     (998)   8,678        (39)
  Accounts payable...............................   (4,126)   2,409       (292)
  Accrued expenses...............................    6,076   (1,226)    26,694
  Deferred revenue...............................    2,038    5,547     12,087
  Other liabilities..............................    9,456   (2,231)    11,943
                                                  --------  -------  ---------
   Total adjustments.............................   62,303   61,823     89,136
                                                  --------  -------  ---------
   Net cash provided by operating activities.....   81,559   87,812     97,698
                                                  --------  -------  ---------
Cash flows from investing activities:
 Purchase of property and equipment..............   (4,371)  (3,131)    (7,415)
 Purchase of intangible assets...................   (7,292)  (2,019)      (125)
                                                  --------  -------  ---------
   Net cash used in investing activities.........  (11,663)  (5,150)    (7,540)
                                                  --------  -------  ---------
Cash flows from financing activities:
 Net transactions with Softbank, ZDI and
  affiliates excluding non-cash transactions with
  affiliates.....................................  (83,192) (81,320)     7,170
 Increase/(decrease) in bank overdraft...........    7,557   (5,206)    (2,351)
 Borrowing under new credit facility.............      --       --     330,000
 Proceeds from the issuance of zero coupon senior
  debentures with detachable warrants............      --       --      75,000
 Proceeds from the sale of common stock, net.....      --       --      69,851
 Payment of costs associated with the issuance of
  long-term obligations..........................      --       --     (10,582)
 Repayment of long-term obligations to ZDI and
  bank borrowings retained by ZDI................      --       --    (382,002)
 Repayment of long term obligations under the new
  credit facility................................      --       --     (30,000)
 Payment of dividend to ZDI......................      --       --     (42,998)
                                                  --------  -------  ---------
   Net cash (used in) provided by financing
    activities...................................  (75,635) (86,526)    14,088
                                                  --------  -------  ---------
Effects of exchange rate changes on cash.........     (161)    (951)        98
                                                  --------  -------  ---------
Net (decrease) increase in cash and cash
 equivalents.....................................   (5,900)  (4,815)   104,344
Cash and cash equivalents at beginning of year...   16,285   10,385      5,570
                                                  --------  -------  ---------
Cash and cash equivalents at end of year......... $ 10,385  $ 5,570  $ 109,914
                                                  ========  =======  =========
Supplemental cash flow disclosures:
 Interest paid................................... $ 45,860  $23,300  $  28,897
 Income taxes paid............................... $    --   $   --   $     137
 Non-cash financing activities:
  Transfer of assets to an affiliate as a
   reduction of division equity.................. $  1,676  $   --   $     --
  Capital contribution of an asset from an
   affiliate..................................... $  3,000  $   --   $     --
  Reduction in notes payable to affiliates as an
   increase in division equity................... $470,237  $   --   $     --
  Capital contribution through payment of stock
   issuance costs by ZDI......................... $    --   $   --   $   2,681

                            See accompanying notes.

                             KEY3MEDIA GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (In thousands, except per share amounts)

1. Basis of Presentation, Organization and Nature of Operations

   Key3Media Group, Inc. (the "Company") is a leading producer of business-to-business events, principally trade shows, conferences, and customized marketing and education programs with operations in the United States, Canada, Europe, Mexico and Australia.

   In March 2000, Ziff-Davis Inc. ("ZDI"), announced its decision to recapitalize and spin-off its trade show and conference business to the holders of ZDI common stock as part of a comprehensive restructuring. On August 18, 2000, ZDI completed the spin-off of Key3Media Group, Inc, a new company to hold ZDI's trade show and conference business. In addition to the 53,358,050 shares of its common stock issued to holders of ZDI common stock in the spin-off, the Company raised approximately $75 million through the issuance of zero coupon senior debentures with detachable warrants and sold 11,641,950 common shares of its common stock for $6 per share. Concurrently, the Company's wholly owned subsidiary Key3Media Events, Inc. ("Key3Media Events") borrowed $330 million from a syndicate of banks. The proceeds of these transactions were used to repay Key3Media Events' $382 million of existing indebtedness and to fund a $42,998 cash dividend to ZDI, and the balance was retained for working capital and general corporate purposes.

   Prior to June 1, 2000, ZDI provided to the Company certain centralized administrative services including but not limited to, legal, tax and financial accounting, management information, telecommunications and human resources. Since June 1, 2000 the Company has provided these services for itself. Charges for the services provided by ZDI were generally based upon utilization; however, where measuring utilization was impractical, ZDI used percentages based upon headcount or revenue in determining charges for these services. Management of the Company believes the allocated cost of the centralized administrative services approximated the cost it would have incurred if it had obtained the same administrative services from unaffiliated third parties.

   A portion of the cost of administrative services charged to the Company by ZDI included amounts for certain cash management and treasury activities. These activities included the investment of surplus cash and the issuance, repayment and repurchase of short-term and long-term debt. The Company generally remitted its cash receipts (other than receipts of foreign operations or operations that were not wholly owned) to ZDI, and ZDI generally funded the Company's cash disbursements (other than disbursements of foreign operations or operations that were not wholly owned), on a periodic basis. The cash funding described was accounted for within Division Capital and upon the April 13, 2000 signing of a loan agreement with two banks the Company assumed responsibility for its cash management and treasury activities.

   The Company recorded $2,490, $12,543 and $3,499 for centralized administrative charges from ZDI for the years ended December 31, 2000, 1999 and 1998, respectively.

   The financial statements are not necessarily indicative of results that would have occurred if the activities of the Company had been a separate stand-alone entity prior to August 18, 2000.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

   The consolidated financial statements include the accounts of Key3Media Group, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

 Cash and Cash Equivalents

   Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities at time of purchase of three months or less.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


 Concentrations of Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with various high credit financial institutions. At times, such cash and cash equivalents may be in excess of federally insured limits or, with respect to international operations, there may be no insurance. The Company has not experienced losses in such accounts. The Company generally bills its customers in advance of the commencement of an event and does not require collateral from its customers. As a result of the timing of the billing and collection of a substantial portion of accounts receivable, the Company has limited its credit risk in the event a customer does not pay.

   Significant revenue and earnings are generated from our NetWorld+Interop tradeshows and JavaOne conference brands. Each brand is subject to licenses for its use. While the Company owns the service mark "Interop," it licenses the "NetWorld" service mark from Novell under a license expiring on December 31, 2002, which is subject to automatic renewals unless terminated by Novell upon 15 months' notice. The Company also licenses the name "JavaOne" from Sun Microsystems which expires in July 2004. If these licenses terminate and are not renewed, the Company would not be able to produce events using these service marks and that could adversely affect revenues and results of operations.

 Fair Value of Financial Instruments

   The Company's financial instruments recorded on the consolidated balance sheets include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of these financial instruments approximates fair value because of their short-term maturity. The recorded amount of the Company's indebtedness also approximates fair value based upon the current rates available to the Company for debt with similar maturities.

 Property and Equipment

   Property and equipment have been recorded at cost. Major replacements and improvements are capitalized while general repairs and maintenance costs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows: computers and equipment two to seven years, furniture and fixtures five to ten years and leasehold improvements the shorter of their estimated useful lives or lease periods.

 Intangible Assets

   Intangible assets consist principally of trade names, advertiser and exhibitor lists, and goodwill. Trade names are recorded at their estimated fair value using the "relief from royalty" approach. The "relief-from-royalty" approach is based upon the savings that an intangible asset owner will realize from owning the intangible asset instead of paying a rent or royalty for the use of that asset. Advertiser and exhibitor lists are recorded at their estimated fair value as determined by an "income" approach. Amortization of intangible assets is computed on a straight-line basis over their estimated useful lives.

   The Company assesses the recoverability of its intangible assets whenever events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support its carrying value. If undiscounted cash flows are not sufficient to support the recorded value, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable amount. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


 Revenue Recognition

   Trade show, conference, customized marketing and education program revenue, less agency commissions, cash discounts, and noncash discounts are recognized when the events are conducted. Payments received in advance of trade shows, conferences and customized marketing and education programs are initially reported on the balance sheet as deferred revenue.

   The Company enters into barter transactions with certain vendors where booth space at trade shows or conferences is exchanged for advertising or the Company and the vendor exchange advertising. These transactions are not included in the consolidated statements of income. If these transactions had been included, the Company would have recorded additional revenue and expense of approximately $9,057, $6,849, and $8,649 for the years ended December 31, 1998, 1999, and
2000, respectively.

 Computation of Net Income Per Share and Pro Forma Net Income Per Share

   Basic net income per share is computed using the weighted average of the number of common shares outstanding, including the assumed issuance of shares to ZDI shareholders in connection with the spin-off, as if such issuance occurred at the beginning of 1998.

   Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding, including the assumed issuance of shares to ZDI shareholders in connection with the spin-off, as if such issuance occurred at the beginning of 1998 plus the dilutive effect of stock options and other dilutive securities, calculated using the treasury stock method.

   Pro forma basic net income per share is computed using the weighted average of the number of common shares outstanding, including the assumed issuance of shares to Initial Public Offering shareholders in connection with the spin-off, as if such issuances occurred at the beginning of 2000. Pro forma diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding, including the assumed issuance of shares to Initial Public Offering shareholders in connection with the spin-off, as if such issuances occurred at the beginning of 2000 plus the dilutive effect of stock options and other dilutive securities, calculated using the treasury stock method.

   A summary of the shares used to compute historical earnings per share is as follows:

                                                          Year Ended December
                                                                  31,
                                                         ----------------------
                                                          1998    1999    2000
                                                         ------- ------- ------
   Net income..........................................  $19,256 $25,989 $8,562
                                                         ------- ------- ------
   Weighted average common shares......................   53,358  53,358 57,589
                                                         ------- ------- ------
   Denominator for basic calculation...................   53,358  53,358 57,589
                                                         ------- ------- ------
   Net income per share-basic..........................  $  0.36 $  0.49 $ 0.15
                                                         ======= ======= ======

   Weighted average effect of anti-dilutive securities:
     Warrants..........................................      --      --     972
     Stock options.....................................      --      --   1,388
                                                         ------- ------- ------
   Total weighted average effect of anti-dilutive
    securities:........................................      --      --   2,360
                                                         ------- ------- ------
   Denominator for diluted calculation.................   53,358  53,358 59,949
                                                         ------- ------- ------
   Net income per share-diluted........................  $  0.36 $  0.49 $ 0.14
                                                         ======= ======= ======

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   A summary of the shares used to compute unaudited pro forma earnings per share is as follows:

                                                                    Year ended
                                                                   December 31,
                                                                   ------------
                                                                       2000
                                                                   ------------
   Net income.....................................................   $ 8,562
                                                                     -------
   Weighted average common shares.................................    65,000
                                                                     -------
   Denominator for basic calculation..............................    65,000
                                                                     -------
   Net income per share-basic.....................................   $  0.13
                                                                     =======

   Weighted average effect of anti-dilutive securities:
     Warrants.....................................................       972
     Stock options................................................     1,388
                                                                     -------
   Total weighted average effect of anti-dilutive securities:.....     2,360
                                                                     -------
   Denominator for diluted calculation............................    67,360
                                                                     -------
   Net income per share-diluted...................................   $  0.13
                                                                     =======

 Operating Costs and Expenses

   Cost of production includes the direct costs of organizing, producing and managing trade shows, seminars, conferences and expositions. These costs are capitalized as prepaid and expensed in the month in which the event is conducted.

 Equity in Earnings from Joint Ventures

   Equity in earnings from joint ventures includes the Company's equity share of income or loss from its investments in joint ventures. This amount is included in deferred financing costs and other assets.

   In September 1999, the Company sold its 50% interest in Expo Comm which resulted in a gain of $13,746.

 Foreign Currency Translation

   The assets and liabilities of foreign operations are translated at the current exchange rate and elements of shareholders' equity are translated at historical exchange rates at year-end. Revenue and expense accounts are translated at the average exchange rate during the periods presented. Gains or losses from foreign currency transactions are included in earnings as incurred. Translation adjustments are included as a separate component of shareholders' equity.

 Advertising

   The Company generally expenses the cost of advertising as incurred.

 Income Taxes

   The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Net deferred tax assets are recorded when it is more likely than not that such tax benefits will be realized.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   The activities of the Company were included in the consolidated federal income tax return filed by Softbank (for 1997 and through May 3, 1998) and by ZDI (from May 4, 1998 through August 18, 2000). However, the tax provision shown on the consolidated statements of income and the tax assets and liabilities shown on the consolidated balance sheets for each of the fiscal years 1998, 1999 and 2000 have been prepared as though the activities of the Company were filed in income tax returns on a stand-alone basis. The tax benefit arising from the change in the deferred tax accounts and the Company's interim loss through August 18, 2000 has been reflected in the accompanying statement of income, however as the operating tax asset will be utilized by Ziff Davis, the amount of the asset has been reflected as a distribution to Ziff Davis. The effect of recording the income tax provision on a stand-alone basis as of August 18, 2000 resulted in an aggregate reduction in Division Equity of $32,027. The adjustment to equity was reduced by $2,387 during the fourth quarter of fiscal 2000 to reflect the actual benefit of pre-spin-off losses retained by ZDI.

 Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amount reported in the financial statements. Actual results may differ from these estimates.

 Stock-Based Compensation

   Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation" encourages, but does not require, companies to adopt a fair value based method for determining the expense related to stock-based compensation. The Company records stock-based compensation using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board (FASB) Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25 ("FIN 44")."

 New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. This statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 30, 1999. However, Statement of Financial Accounting Standards No. 137, "Deferral of the Effective Date of SFAS No. 133" was issued to defer adoption of SFAS No. 133 to fiscal years beginning after June 30, 2000. Management believes that the adoption of SFAS No. 133 will have no material effect on the Company's financial statements.

 Reclassification

   Certain reclassifications were made to the prior year consolidated financial statements to conform to current year presentation.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


3. Long-Term Obligations

   Long-term Obligations consist of the following:

                                                              December 31,
                                                            -----------------
                                                              1999     2000
                                                            -------- --------
   Note payable to Ziff-Davis Inc. -- a related party...... $382,002      --
   Senior credit facility..................................      --  $300,000
   $75 million Zero coupon debentures including accreted
    interest of $3,386, net of discount of $9,721..........      --    68,665
                                                            -------- --------
                                                             382,002  368,665
   Less current maturities.................................      --    (1,584)
                                                            -------- --------
   Total................................................... $382,002 $367,081
                                                            ======== ========

   On August 3, 2000, the Company's wholly owned subsidiary, Key3Media Events, entered into a credit facility with a syndicate of banks which consists of two term loan facilities and a revolving credit facility. The initial principal amount of the first term loan was $75,000 and it matures on August 3, 2005. The first term loan requires repayment quarterly in annual amounts equal to 10% of the original principal amount of the loan in the first year, 15% in the second year, 20% in the third year, 25% in the fourth year and the remaining 30% in the fifth and final year. The initial principal amount of the second term loan was $255,000 and it matures on August 3, 2006. The second term loan requires repayment in equal quarterly amounts during the final year of its term, subject to amortization of approximately 1% per year prior to the final year. Key3Media Events borrowed $330,000 under the term loan facilities on August 18, 2000. As of December 31, 2000, Key3Media Events has made a $30,000 principal repayment on these two term loan facilities. As a result of this prepayment, the above repayment amounts have been revised and are restated in the maturity schedule below.

   The revolving credit facility commits the banks to lend up to $50,000 to Key3Media Events for general corporate purposes. Key3Media Events may borrow, repay and re-borrow under the revolving loan facility until August 3, 2005, at which time Key3Media Events must repay any amounts outstanding under the revolving credit facility. As of December 31, 2000, Key3Media Events has no amounts outstanding under the revolving credit facility.

   At Key3Media Events' election, loans under the credit facility bear interest at a margin over, (1) the higher of the federal funds rate plus 1/2% and Citibank, N.A.'s base rate or (2) the London interbank offered rate, or LIBOR. The margin Key3Media Events pays will vary between 0.75% and 4.00% depending on
(a) what Key3Media Events chooses as its base rate and (b) the ratio of its total debt to EBITDA as defined in the credit facility agreement. At December 31, 2000, the effective interest rate for the Senior Credit Facility was 10.7%.

   The credit facility contains various financial covenants including, amongst other things, (i) limitations on dividends, (ii) limitations on the incurrence of indebtedness, (iii) limitations on capital expenditures and (iv) maintenance of minimum leverage and interest coverage ratios. The borrowings under the credit facility are collateralized by substantially all of the assets of Key3Media Events.

   On September 22, 2000, Key3Media Events entered in to a Rate Cap Transaction Agreement with a bank which eliminates its exposure to interest rate increases in LIBOR above 9.375% on $165,000 of borrowings under the credit facility. This agreement terminates on October 2, 2001.

   On August 18, 2000, the Company issued zero coupon senior debentures with an initial principal amount of $75,000. The purchasers paid $72,938 for the debentures and the warrants described below. The principal amount of the debentures will accrete at a rate of 12% per year, compounded quarterly, for the first five years

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)

and 15% per year, compounded quarterly, after that. If our consolidated ratio of debt to EBITDA as defined in the debenture agreement in the previous four quarters is higher than 4.50:1.00, the accretion rate will increase by 1.25% until the ratio falls below 4.50:1.00 for the previous four quarters. The debentures will mature in seven years and nine months. Accreted interest calculated on an average annualized basis on the debentures was $3,386 for the year ended December 31, 2000.

   The Company can redeem the debentures at any time before the first anniversary of the issuance of the debentures at 112% of the initial principal amount. On or after the first but before the fifth anniversary of the issuance, we can redeem the debentures at 100% of their accreted principal amount. On or after the fifth anniversary, we cannot redeem the debentures, until the maturity date.

   The purchasers of our debentures received warrants to purchase 6,800 shares of our common stock at $6.00 per share, subject to adjustment as described below and to customary anti-dilution rights. Cashless exercise is permitted and the warrants expire seven years after they are issued, except that if the number of shares that may be purchased upon exercise of the warrants increases on any anniversary of the issue date, then the warrants will expire as to those additional shares seven years after that anniversary.

   If the debentures are redeemed within 22 months after they are issued (prior to June 18, 2002), the number of shares that must be issued upon exercise of the warrants will decrease by 523. If the debentures are still outstanding on the following anniversaries, the number of shares that must be issued upon exercise of the warrants will increase by 1,500 on each of the second and third anniversaries of the issuance of the debentures and by 1,750 each of on the fourth and fifth anniversaries.

   In connection with the issuance of warrants, the Company recorded a discount on the debentures and an increase to paid-in-capital of $15,000, which represents the value of the warrants on the date of issuance. The discount on the debentures will be amortized as additional interest expense using the effective interest rate method over the expected life of the debentures, which Management currently believes may be less than 24 months from the date of their issuance. The $15,000 value assigned to the warrants at their issuance date has been determined using a Black-Scholes Pricing Model that includes assumptions as to risk free interest rates, dividend yield, volatility and expected life of the warrants.

   If the debentures are repaid 22 months after their issuance, then the Company is required to pay $93,552, which is comprised of $75,000 of principal and $18,552 of accreted interest. If the debentures are repaid on their contractual maturity date in May 2008, then the Company is required to pay $203,364, which is comprised of $75,000 of principal and $128,364 of accreted interest.

   The debenture agreement contains some financial and reporting covenants such as minimum leverage ratios and quarterly and annual reporting. The debentures are subordinate to the credit facility and are collateralized by substantially all of the assets of the Company.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)

   In May 1998, Key3Media Events entered into a Loan Agreement with ZDI for $382,002 (the "Loan"). The Loan stated that interest payments were due on a quarterly basis beginning June 1998 at a rate of 6% per annum. The Loan was payable on March 31, 2008 and contained no financial covenants. On April 13, 2000, Key3Media Events entered into a Revolving Credit Agreement ("the Agreement") with two banks and borrowed $150,000 which represented the maximum amount available under the Agreement. The proceeds of this borrowing were used to repay a portion of the Loan. Under the terms of the Agreement, Key3Media Events was required to maintain certain financial and operating covenants, which included maximum leverage and minimum interest coverage ratios and limits on capitalized leases and capital expenditures. The borrowing bore interest at a base rate or eurodollar rate, at the option of Key3Media Events. The base rate was equal to the higher of the lender's commercial lending rate or 1/2 of 1% per annum above the federal funds rate. The eurodollar rate was equal to the London Interbank Offered Rate divided by a percentage equal to 100% minus the eurodollar rate reserve percentage, as defined in the Agreement. The Loan and the Agreement were repaid on August 18, 2000 with borrowings from the credit facility noted above.

   The Company incurred interest expense to related parties for the years ended December 31, 1998, 1999 and 2000 of $45,860, $23,300 and $15,522, respectively.

   Maturities of long-term debt for the next five years and thereafter (in thousands) are:

                                                  Zero
                                                 Coupon     Credit
                                               Debentures  Facility   Total
                                               ----------  -------- ---------
    Years ending December 31:
     2001..................................... $     --    $  1,584 $   1,584
     2002.....................................       --       5,662     5,662
     2003.....................................       --      18,233    18,233
     2004.....................................       --      21,983    21,983
     2005.....................................       --     131,413   131,413
     Thereafter...............................   203,364    121,125   324,489
                                               ---------   -------- ---------
                                                 203,364    300,000   503,364
   Less amount representing accreted interest
    and debt discount.........................  (134,699)       --   (134,699)
                                               ---------   -------- ---------
   Total...................................... $  68,665   $300,000 $ 368,665
                                               =========   ======== =========

4. Accounts Receivable

   Accounts receivable consist of the following:

                                                               December 31,
                                                              ----------------
                                                               1999     2000
                                                              -------  -------
   Accounts receivable....................................... $73,267  $83,816
   Less: allowance for doubtful accounts and cancellations...  (3,884)  (3,562)
                                                              -------  -------
                                                              $69,383  $80,254
                                                              =======  =======

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


5. Property and Equipment

   Property and equipment consist of the following:

                                                               December 31,
                                                             ------------------
                                                               1999      2000
                                                             --------  --------
   Computers and equipment.................................. $ 23,069  $ 27,251
   Leasehold improvements...................................    2,118     3,260
   Furniture and fixtures...................................    3,682     4,669
   Other....................................................    1,080     1,741
                                                             --------  --------
                                                               29,949    36,921
   Less: accumulated depreciation and amortization..........  (19,921)  (24,579)
                                                             --------  --------
                                                             $ 10,028  $ 12,342
                                                             ========  ========

   Depreciation and amortization expense for the years ended December 31, 1998, 1999 and 2000 was $6,101, $4,591, and $5,226 respectively.

   During 2000, fixed assets with a cost basis of $467 and a related accumulated depreciation balance that totaled $467 were written-off.

6. Intangible Assets

   Intangible assets consist of the following:

                                                             December 31,
                                             Range of    ----------------------
                                          lives in years    1999        2000
                                          -------------- ----------  ----------
   Trade names:
     COMDEX..............................       40       $  418,000  $  418,000
                                                         ----------  ----------
                                                            418,000     418,000
                                                         ----------  ----------
   Goodwill:
     Softbank COMDEX.....................       40          277,642     277,642
     Softbank Forums, Inc................    5 to 30        160,424     160,424
                                                         ----------  ----------
                                                            438,066     438,066
                                                         ----------  ----------
   Advertiser and exhibitor lists:
     COMDEX Fall.........................       27          135,990     135,990
     COMDEX Spring.......................       17           12,000      12,000
                                                         ----------  ----------
                                                            147,990     147,990
                                                         ----------  ----------
   Other intangibles.....................   2.5 to 15        16,459      16,609
                                                         ----------  ----------
                                                         $1,020,515  $1,020,665
   Less: accumulated amortization........                  (144,989)   (176,666)
                                                         ----------  ----------
                                                         $  875,526  $  843,999
                                                         ==========  ==========

   Amortization expense for the years ended December 31, 1998, 1999, and 2000 was, $35,079, $33,541, and $31,462 respectively.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   In 1998, the Company recorded additional amortization expense of $2,930 as a result of management's change in the estimated useful life of a tradeshow name. During 1999, the Company recorded additional amortization of $2,306 to reduce the carrying value of this tradeshow to zero in recognition of its discontinued usage.

7. Accrued Expenses

   Accrued expenses consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1999    2000
                                                                ------- -------
   Payroll and related employee benefits....................... $ 4,987 $10,106
   Income and related taxes payable............................     164  13,579
   Other accrued expenses......................................  18,027  26,187
                                                                ------- -------
                                                                $23,178 $49,872
                                                                ======= =======

8. Non-recurring Compensation Charge

   In connection with the termination provisions included in their respective employment agreements, two executives of the Company elected to exercise those rights in December 2000, resulting in a one time non-recurring compensation charge of $2,977 for the required termination payments. Subsequently, the Company and one of these executives entered into a new four-year employment agreement in December, 2000.

9. Income Taxes

   Income before income taxes is attributable to the following jurisdictions:

                                                        Years ended December
                                                                 31,
                                                       ------------------------
                                                        1998     1999    2000
                                                       -------  ------- -------
   United States...................................... $37,911  $41,473 $18,533
   Foreign............................................  (2,575)   1,598    (104)
                                                       -------  ------- -------
     Total............................................ $35,336  $43,071 $18,429
                                                       =======  ======= =======

   Components of the provision for income taxes are as follows:

                                                          Years ended December
                                                                  31,
                                                         ----------------------
                                                          1998    1999    2000
                                                         ------- ------- ------
   U.S. federal income taxes:
     Current............................................ $   --  $ 2,730 $2,353
     Deferred...........................................  14,653  12,744  6,157
   State and local income taxes:
     Current............................................     --      156    168
     Deferred...........................................     837     728    440
   Foreign income taxes.................................     540     724    749
                                                         ------- ------- ------
     Total.............................................. $16,030 $17,082 $9,867
                                                         ======= ======= ======

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   A reconciliation of the U.S. federal statutory tax rate to the Company's effective tax rate on income before income taxes is as follows:

                             Years ended December
                                     31,
                             ----------------------
                              1998    1999    2000
                             ------  ------  ------
   Federal statutory tax
    rate...................    35.0%   35.0%   35.0%
   State and local taxes
    (net of federal tax
    benefit)...............     2.0     2.0     2.0
   Effect of foreign
    operations.............     4.2     0.3     4.1
   Non-deductible executive
    compensation...........     --      --      6.5
   Non-deductible debenture
    interest...............     --      --      1.8
   Amortization of
    nondeductible
    goodwill...............     3.8     2.0     1.1
   Other, including meals
    and entertainment......     0.4     0.4     3.0
                             ------  ------  ------
   Effective tax rate......    45.4%   39.7%   53.5%
                             ======  ======  ======

   The tax provision as reported above for the year ended December 31, 2000, reflects a revision to the current provision from the amount previously reported in the Company's earnings release dated February 27, 2001. The current provision has been reduced by $3,828 to give effect to the operating loss benefit resulting from the pre-spin-off period as allowed by EITF 94-10, "Accounting by a Company for the Income Tax Effects of Transactions among or with its Shareholders under FASB Statement No. 109." The related tax benefit will be utilized by Ziff-Davis pursuant to the agreements related to the spin-off. The Company has now recognized the benefit for its pre-spin-off operating losses, as allowed by the EITF and has reflected its expected utilization by Ziff-Davis as a distribution through a reduction of Division Equity. No benefit had been recognized for the pre-spin-off operating losses in the previously reported results. The effect of this revision was to increase net income by $3,828 or $0.06 per share.

   Following is a summary of the components of the deferred tax accounts:

                                                              December 31,
                                                            ------------------
                                                              1999      2000
                                                            --------  --------
   Current deferred tax asset.............................. $  4,443  $  1,745
                                                            --------  --------
   Noncurrent deferred tax asset and (liability):
     Basis difference in intangible assets.................  (78,549)  (91,943)
     Net operating loss and other carryforwards............   11,428        43
     Other.................................................    7,472     6,870
                                                            --------  --------
     Gross noncurrent deferred tax liability...............  (59,649)  (85,030)
   Valuation allowance.....................................   (1,904)      --
                                                            --------  --------
     Net noncurrent deferred tax liability................. $(61,553) $(85,030)
                                                            ========  ========

   The Company believes that certain operating loss deductions arising while the Company was included as part of the Ziff-Davis consolidated tax return that are attributable to the Company may result in a reduction of current and future income tax liabilities. These amounts cannot be currently quantified because the amount of the operating loss deductions attributable to the Company after our spin-off are dependent upon the total carryforward losses of the Company to be utilized by Ziff-Davis in their tax return for the period prior to our spin-off. As such, no recognition for that potential future benefit has been included in these financial statements.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


10. Stock Compensation Plans

   The disclosures described below set forth the various compensation plans implemented by the Company and by Softbank and ZDI only to the extent such plans affect the employees of the Company.

 Key3Media Group, Inc. 2000 Stock Option and Incentive Plan

   The Board of Directors of the Company adopted the Key3Media Group, Inc. 2000 Stock Option and Incentive Plan (the "Plan") on August 21, 2000. Under the terms of the Plan, all employees, officers, directors and consultants of the Company are eligible to participate. The Nominating and Compensation Committee of the Board of Directors establish the option price and the vesting schedule of each stock grant. The initial number of shares authorized for option grants under the Plan was 23,933. In the event the Company issues additional shares of common stock, as defined, the total number of additional shares of common stock authorized for option grants shall equal 33 1/3% of the additional shares of common stock issued at the time.

   On August 21, 2000, the Company granted 21,126 options to purchase shares of its common stock (8,212 options with an exercise price of $11.00 and 12,914 options with an exercise of $5.00). Certain options granted to employees who previously held options to purchase stock of ZDI, ZDNet, and Softbank Corp. are subject to the accounting treatment described in FIN 44 which requires recording the fair value of these options at the close of each accounting period and recognizing the change in fair value from period to period as an increase or decrease in stock based compensation.

   The Company also granted 1,723 options to purchase common stock with exercise prices ranging from $8.00 to $12.18 during the period of August 22, 2000 to December 31, 2000.

   As a result of the issuance of options to purchase common stock, the Company recorded deferred stock compensation of $33,370 and incurred noncash stock based compensation expense of $6,206 for the year ended December 31, 2000.

 Softbank Executive Stock Option Plans

   The Softbank Executive Stock Option Plans provide for the granting of nonqualified stock options (the "Softbank Options") to purchase the common stock of Softbank Corp., a publicly traded company in Japan, to officers, directors and key employees of ZDI, including certain employees of the Company prior to the spin-off. Under the Plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. Substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant.

   On January 19, 1998, the exercise price of all of the shares outstanding under option agreements was reset to (Yen)4,000, the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable on December 31, 1997 could only be exercised after July 19, 1998. The repricing of the stock options did not result in compensation expense to the Company.

   Certain employees of the Company who continue to hold options to purchase stock of Softbank Corp. were granted accelerated vesting rights that resulted in additional deferred stock compensation of $1,137 and noncash stock based compensation expense of $1,382 for the year ended December 31, 2000.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   In summary, the Company's deferred compensation activity for 2000 by plans is as follows:

                                                      Key3Media Softbank
                                                        Plan     Plans   Total
                                                      --------- -------- ------
   Deferred stock compensation.......................  33,370    1,137   34,507
   Amortization of deferred stock compensation.......   6,206    1,383    7,589
   Forfeitures.......................................   1,975      --     1,975

 1998 Incentive Compensation Plan and the 1998 Non-Employee Director's Stock Option Plan

   ZDI has two classes of common stock; ZD Inc.--ZD Common Stock ("ZD Stock") and ZD Inc.--ZDNet Stock ("ZDNet Stock").

   The 1998 Incentive Compensation Plan (the "Incentive Plan") provides for the grant of options, stock appreciation rights, stock awards and other interests in ZDI common stock to key employees of ZDI and its affiliates and consultants. On December 21, 1998, the ZDI Board of Directors approved an amendment to the Incentive Plan to permit grants of options and other stock-based awards with respect to any services of common stock of ZDI and to increase the number of shares available for issuance to all ZDI employees from 8,500 shares to 17,828 shares.

   The 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors Plan") provides for the grant of stock options to non-employee directors. ZDI had reserved 8,500 shares of common stock for issuance under the Non-Employee Directors' Plan.

   On September 23, 1998, the ZDI Board of Directors approved the reduction of the exercise price of all options outstanding under the Incentive Plan from $16.00 to $6.00, the closing market price of ZDI common stock on that date. In addition, the vesting period of the options was extended by three months. The repricing did not result in compensation expense to the Company.

   On December 21, 1998, ZDI's Board of Directors approved the grant of options to acquire an aggregate of approximately 224 shares of ZDNet Stock to certain employees of the Company at a price of $4.29 per share. As a result of the grant the Company recorded deferred compensation expense of $408 for the difference between the exercise price and the deemed fair value of the underlying shares. The Company expects to recognize non-cash compensation for accounting purposes of $102 ratably over the vesting periods of the options. These options are currently scheduled to vest and become exercisable on the fifth anniversary of the date of grant.

   On January 29, 1999, ZDI granted options to a number of ZD Events employees in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. In connection with these grants, an affiliate of SOFTBANK Corp. has agreed with ZDI that, if and when any of these options are exercised,
(1) that affiliate will cause the shares to ZDI common stock issuable upon such exercise to be supplied to ZDI and (2) ZDI will deliver to that affiliate of its designee the exercise price paid upon such exercise. Thus, the exercise of these options will not increase the number of shares of ZDI common stock outstanding or ZDI's stockholders' equity. The Company recognized compensation expense for accounting purposes through the vesting period that ended in fiscal year 2000.

                             KEY3MEDIA GROUP, INC.

                   (In thousands, except per share amounts)


 Option Grants

   Information relating to the Key3Media Group, Inc. 2000 Stock Option and Incentive Plan during 2000 is as follows:

                                                  Weighted       Weighted
                                                  Average      Average Fair
                                      Number of option price   Market Value
                                       shares    per share   at date of grant
                                      --------- ------------ ----------------
   Shares outstanding under options
    at December 31, 1999.............     --       $  --          $  --
     Granted at market prices........   1,249       10.73          10.73
     Granted at price exceeding
      market.........................   8,212       11.00           6.00
     Granted at price below market...  13,388        5.12           6.16
     Exercised.......................     --          --             --
     Forfeited.......................    (566)       6.39            --
                                       ------      ------
   Shares outstanding under options
    at December 31, 2000.............  22,283      $ 7.57
                                       ======      ======

   Information relating to the Softbank options for ZD Events employees during 1998, 1999 and part of 2000 is as follows:

                                                  Number        Weighted
                                                    of       average option
                                                  shares   price per share (1)
                                                 --------  ------------------
   Shares outstanding under options at December
    31, 1997...................................   167,616        $70.36
     Granted...................................    99,360         31.03
     Exercised.................................   (28,151)        31.03
     Converted to ZDI options..................    (1,800)        31.03
     Forfeited.................................   (17,682)        31.03
                                                 --------        ------
   Shares outstanding under options at December
    31, 1998...................................   219,343         31.03
     Granted...................................       --            --
     Exercised.................................   (76,731)        31.03
     Forfeited/cancelled.......................   (31,772)        31.03
                                                 --------        ------
   Shares outstanding under options at December
    31, 1999...................................   110,840         31.03
     Granted...................................       --            --
     Exercised.................................  (110,840)        31.03
     Forfeited/cancelled.......................       --            --
                                                 --------        ------
   Shares outstanding under options at December
    31, 2000...................................       --         $  --
                                                 ========        ======

--------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate of the date of grant for the respective options. The 1998 activity reflects the repricing of all options outstanding as of January 19, 1998 to (Yen)4,000.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   Information relating to the Ziff-Davis Inc.--ZD stock options for ZD Events employees during 1998, 1999 and 2000 is as follows:

                                                                 Weighted
                                                  Number of   average option
                                                    shares    price per share
                                                  ----------  ---------------
   Shares outstanding under options at December
    31, 1997.....................................        --        $ --
     Granted.....................................  1,140,245        6.05
     Exercised...................................        --          --
     Converted from Softbank options.............        --          --
     Forfeited...................................    (92,750)       6.00
                                                  ----------       -----
   Shares outstanding under options at December
    31, 1998.....................................  1,047,495        6.06
     Granted.....................................    531,870       15.87
     Exercised...................................    (38,195)       6.00
     Forfeited...................................   (160,185)       9.46
                                                  ----------       -----
   Shares outstanding under options at December
    31, 1999.....................................  1,380,985        9.45
     Granted.....................................        --          --
     Exercised................................... (1,380,985)       9.45
     Forfeited...................................        --          --
                                                  ----------       -----
   Shares outstanding under options at December
    31, 2000.....................................        --        $ --
                                                  ==========       =====

   Information relating to the Ziff-Davis Inc.--ZDNet stock options for ZD Events employees during 1998, 1999 and 2000 is as follows:

                                                      Number      Weighted
                                                        of     average option
                                                      shares   price per share
                                                     --------  ---------------
   Shares outstanding under options at December 31,
    1997...........................................       --       $  --
     Granted.......................................   224,437        4.29
     Exercised.....................................       --          --
     Forfeited.....................................       --          --
                                                     --------      ------
   Shares outstanding under options at December 31,
    1998...........................................   224,437        4.29
     Granted.......................................   165,055       30.23
     Exercised.....................................      (875)       4.29
     Forfeited.....................................   (32,187)      17.60
                                                     --------      ------
   Shares outstanding under options at December 31,
    1999...........................................   356,430       15.10
     Granted.......................................       --          --
     Exercised.....................................  (356,430)      15.10
     Forfeited.....................................       --          --
                                                     --------      ------
   Shares outstanding under options at December 31,
    2000...........................................       --       $  --
                                                     ========      ======

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


   The following tables summarize information concerning outstanding and exercisable options at December 31, 2000 (in thousands, except number of years and per share amounts):

                           Options Outstanding                  Options Exercisable
               -------------------------------------------- ---------------------------
                           Weighted Average    Weighted                    Weighted
    Range of                  Remaining         Average                     Average
    Exercise     Number       Contractual      Exercise       Number       Exercise
     Prices    Outstanding  Life (in Years) Price per Share Exercisable Price per Share
    --------   ----------- ---------------- --------------- ----------- ---------------
   $ 0.01 -
     $ 5.00..    12,479          9.6            $ 5.00          682         $ 5.00
   $ 5.01 -
     $10.99..     1,581          9.9            $ 9.92          --          $  --
   $11.00 -
     $12.19..     8,223          9.6            $11.01          987         $11.00
                 ------                                        -----
     Total...    22,283                                        1,669
                 ======                                        =====

   SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Consolidated Statement of Income, because APB 25, "Accounting for Stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock options equals the market value of the underlying stock at the grant date, as in the case of certain options granted to the Company's employees.

   SFAS 123 pro forma numbers are as follows for December 31 (in thousands, except per share amounts and percentages):

                                                          1998    1999    2000
                                                         ------- ------- ------
   Net income--as reported.............................. $19,256 $25,989 $8,562
   Net income--pro forma................................ $15,625 $22,510 $4,509
   Basic net income per common share--as reported....... $  0.36 $  0.49 $ 0.15
   Diluted net income per common share--as reported..... $  0.36 $  0.49 $ 0.14
   Basic net income per common share--pro forma......... $  0.29 $  0.42 $ 0.08
   Diluted net income per common share--pro forma....... $  0.29 $  0.42 $ 0.08

 Key3Media Options

                                                             1998    1999 2000
                                                            -------  ---- -----
   Risk-free interest rate.................................   n/a    n/a    6.2%
   Dividend yield..........................................   n/a    n/a    --
   Volatility factor.......................................   n/a    n/a   46.0%
   Expected life...........................................   n/a    n/a  3 yrs

 Softbank Options
                                                             1998    1999 2000
                                                            -------  ---- -----
   Risk-free interest rate.................................    5.46% n/a   n/a
   Dividend yield..........................................     1.5% n/a   n/a
   Volatility factor.......................................   77.72% n/a   n/a
   Expected life........................................... 6 years  n/a   n/a

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


 Ziff-Davis Inc.--ZD Stock Options

                                                           1998     1999    2000
                                                          -------  -------  ----
   Risk-free interest rate...............................    5.29%    5.24% n/a
   Dividend yield........................................     --       --   n/a
   Volatility factor.....................................   54.70%   59.27% n/a
   Expected life......................................... 6 years  6 years  n/a

 Ziff-Davis Inc.--ZDNet Stock Options
                                                           1998     1999    2000
                                                          -------  -------  ----
   Risk-free interest rate...............................    4.67%    5.23% n/a
   Dividend yield........................................     --       --   n/a
   Volatility factor.....................................   54.70%   84.15% n/a
   Expected life......................................... 6 years  6 years  n/a

   The weighted average fair value of options granted during the year ended December 31 is as follows:

                                                              1998  1999  2000
                                                             ------ ----- -----
      Key3Media Group.......................................    --    --  $2.20
      Softbank options...................................... $50.34   n/a   n/a
      Ziff-Davis Inc.--ZD Stock options.....................   7.27  9.69   n/a
      Ziff-Davis Inc.--ZDNet options........................   4.25 22.39   n/a

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options.

 Employee Stock Purchase Plan

   Prior to August 18, 2000, certain employees of the Company were eligible to participate in the ZDI Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under this plan, eligible employees could purchase ZDI's common stock with after-tax payroll deductions of 1% to 10% of their base pay. The price at which shares of common stock could be purchased was the lesser of 85% of the fair market value of a share of common stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. ZDI had reserved 2,500 shares of common stock for issuance under the Stock Purchase Plan as of December 21, 1998. Prior to this date, the number of shares available for sale under this plan was 1,500. As of August 19, 2000, the employees permitted to participate withdrew from the Stock Purchase Plan in connection with the Company's spin-off from ZDI.

11. Employee Benefit Plans

 Defined Contribution Plans

   The Company sponsors the Key3Media Events 401(k) Plan (the "Plan") to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provided tax-deferred salary deductions for eligible employees. Employees may contribute from 1% to 15% of their annual compensation, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)

Company matches employee contributions at 50% for the first 4% contributed by employees. All matching contributions vest over four years. In addition, the Plan provides for discretionary contributions as determined by the Company's Management based on the Company's performance during the past year. Such contributions vest over five years and will be allocated to eligible participants in proportion to their current investment allocation.

   Prior to August 18, 2000, ZDI and its subsidiaries maintained various defined contribution retirement plans. Substantially all of the Company's employees were eligible to participate in one of these plans under which the Company made annual contributions. In addition, employees were permitted to make contributions to the plan in which they participated, subject to certain limitations. The Company matched employee contributions up to certain specified percentages. Employees were generally eligible to participate in a plan upon joining the Company and received matching contributions immediately upon commencement of employment. Additionally, employees became eligible to receive a discretionary contribution after one year of employment.

   In connection with the spin-off on August 18, 2000, the investment balances of employees under the various ZDI defined contribution retirement plans were transferred to the Key3Media Events 401(k) Plan if their employment continued with the Company.

   The Company made contributions to the above noted plans of $1,106, $2,450 and $346 for the years ended December 31, 1998, 1999 and 2000, respectively.

12. Commitments and Contingencies

   On March 17, 2000, Key3Media Events sued GES Exposition Services, Inc. for breach of contract in the United States District Court for the District of Massachusetts. The Company believes that GES is withholding commissions that it is required to pay to Key3Media Events under contract. The Company believes that GES owed Key3Media Events approximately $9,000 as of December 31, 2000, and that this balance is increasing. On June 19, 2000 GES filed an answer, counterclaim and jury demand. Its counterclaim alleges that Key3Media Events breached the contract, violated its fiduciary duty toward GES and converted GES property to the benefit and use of Key3Media Events. GES has asked the court to award unspecified damages as well as declaratory and injunctive relief. The Company has received subsequent pleadings filed by GES alleging damages of approximately $33,000 on a variety of different legal theories plus additional damages for lost future profits of $20,000. This litigation is in the early stages of discovery. Management believes that these claims are excessive and lack merit and intends to vigorously defend against them. In management's opinion, this litigation is not likely to have a material adverse effect on the Company's financial position, results of operations or cash flows. On August 18, 2000, the agreement with GES was terminated by Key3Media Events pursuant to a 60 day notice of termination delivered by Key3Media Events to GES on June 19, 2000.

  In connection with its spin-off from ZDI, the Company and its subsidiaries have received an indemnification from ZDI against all liabilities not related to its businesses, including the class actions and derivative litigation filed against ZDI discussed in the Company's Registration Statement on Form S-1 (No.333-36828).

   The Company and its subsidiaries are subject to various other claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the Company's financial position, results of operations or cash flows.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


13. Operating Lease Commitments

 Operating Leases and Sublease Arrangements

   Following is a schedule of future minimum lease payments under operating leases and under sublease arrangements that have initial or remaining noncancellable lease terms in excess of one year at December 31, 2000 (in thousands):

                                                              Operating Sublease
                                                              --------- --------
   Years ending December 31:.................................
     2001....................................................  $ 5,442   $1,722
     2002....................................................    5,249    1,590
     2003....................................................    2,858      169
     2004....................................................    2,346      --
     2005....................................................    2,347      --
     Thereafter..............................................    4,199      --
                                                               -------   ------
                                                               $22,441   $3,481
                                                               =======   ======

   Rent expense amounted to approximately $4,779, $4,469 and $5,026 for the years ended December 31, 1998, 1999, and 2000, respectively.

   Included in cost of production is the rental fee for venues that hold our exhibits. The agreements related to these rental arrangements generally permit cancellations and require a termination fee based on the cancellation date. The rental fee amount for each of the three years ended December 31, 2000 approximated $6,000.

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


14. Financial Information by Industry Segment and Geographic Area

   The Company had adopted SFAS No. 131, "Disclosure about Segment of an Enterprise and Related Information" ("SFAS No. 131"), which was effective for the year ended December 31, 1998.

   The Company operates in one business segment--the production and management of trade shows, conferences, and customized marketing and education programs. The Company holds events either directly or through international contract events.

   Financial information by geographic areas is as follows:

                                                  Year Ended December 31,
                                               --------------------------------
                                                  1998       1999       2000
                                               ----------  --------  ----------
   Net revenues:
     North America............................ $  249,457  $234,412  $  273,502
     Europe...................................     15,525    12,307      11,964
     Far East.................................      4,153     4,692       1,435
                                               ----------  --------  ----------
       Total.................................. $  269,135  $251,411  $  286,901
                                               ==========  ========  ==========
   Other income (expense):
     North America............................ $  (41,254) $ (7,506) $  (36,237)
     Europe...................................        486      (132)        116
     Far East.................................        354       149           9
                                               ----------  --------  ----------
       Total.................................. $  (40,414) $ (7,489) $  (36,112)
                                               ==========  ========  ==========
   Total assets:
     North America............................ $  994,443  $956,283  $1,048,772
     Europe...................................     16,973    13,025      15,975
     Far East.................................      3,110     2,256         586
                                               ----------  --------  ----------
       Total.................................. $1,014,526  $971,564  $1,065,333
                                               ==========  ========  ==========

                             KEY3MEDIA GROUP, INC.

                    (In thousands, except per share amounts)


15. Selected Quarterly Financial Data (unaudited)

   The following is a summary of selected quarterly financial data for the years ended December 31, 2000 and 1999:

                                               2000 Quarter ended
                                    ------------------------------------------
                                    March 31  June 30 September 30 December 31
                                    --------  ------- ------------ -----------
   Revenue......................... $ 21,147  $93,916   $60,531     $111,307
   Gross Margin....................   12,735   68,432    43,865       83,372
   EBITDA..........................   (8,056)  41,100    15,305       42,863
   Cash flow from operations.......    3,979   53,525    31,462        8,732
   Net Income (loss)...............  (13,760)  15,149    (2,099)       9,272
   Basic and diluted net income
    (loss) per share............... $  (0.26) $  0.28   $ (0.04)    $   0.14

                                               1999 Quarter ended
                                    ------------------------------------------
                                    March 31  June 30 September 30 December 31
                                    --------  ------- ------------ -----------
   Revenue......................... $ 18,968  $74,066   $62,127     $ 96,250
   Gross Margin....................   10,911   52,752    42,968       70,649
   EBITDA..........................   (6,316)  32,811    21,687       42,088
   Cash flow from operations.......   15,338   23,748    36,382       12,344
   Net Income (loss)...............  (13,947)  11,339    12,607       15,990
   Basic and diluted net income
    (loss) per share............... $  (0.26) $  0.21   $  0.24     $   0.30

16. Financial Information for subsidiary guarantor and subsidiary non-guarantors

     In connection with the contemplated issuance of its senior subordinated notes due 2011 (the "Notes"), the Company's U.S.-based subsidiary, Key3Media Events, Inc., will guarantee the payment of the principal, premium and interest on the Notes on a senior subordinated unsecured basis. Presented below is condensed consolidating financial information for the parent company (Key3Media Group, Inc.) only, the subsidiary guarantor and the subsidiary non-guarantors as a group as of December 31, 1999 and 2000 and for the three years in the period ended December 31, 2000.

    The parent company has presented the subsidiaries in the following tables using the equity method of accounting.

                                                       KEY3MEDIA GROUP, INC.
                                               CONDENSED CONSOLIDATING BALANCE SHEET
                                                          (In thousands)

                                                         December 31, 2000

                                                                                                     Eliminations
                                                       Parent                        Subsidiary           and
                                                       Company          Subsidiary      Non-         Consolidating
                                                        Only            Guarantor    Guarantors         Entries        Consolidated
Assets

Current Assets:
    Cash and cash equivalents                        $     4,777       $   101,714   $     3,423        $      -       $   109,914
    Accounts receivable, net                                 -              69,747        10,507               -            80,254
    Prepaid events expenses                                  -               4,774           184               -             4,958
    Deferred tax asset                                       -               1,745           -                 -             1,745
    Other current assets                                   5,913             1,692         1,265            (5,900)          2,970
                                                     -----------       -----------   -----------        -----------    -----------
        Total current assets                              10,690           179,672        15,379            (5,900)        199,841
    Intercompany receivable                               96,534             5,613           -            (102,147)            -
    Property and equipment, net                              -              12,011           331               -            12,342
    Intangible assets, net                                   -             842,591         1,408               -           843,999
    Investment in subsidiaries                           398,018               -             -            (398,018)             -
    Other assets                                           1,336             7,787            28               -             9,151
                                                     -----------       -----------   -----------        -----------    -----------
    Total assets                                     $   506,578       $ 1,047,674   $    17,146        $ (506,065)    $ 1,065,333
                                                     ===========       ===========   ===========        ===========    ===========

Liabilities & Shareholders' Equity

Current Liabilities

    Current maturities of long-term obligations      $       -         $     1,584   $       -          $      -       $     1,584
    Accounts payable                                         -               7,467         1,018               -             8,485
    Accrued expenses                                         -              51,373         4,399            (5,900)         49,872
    Deferred revenue                                         -              91,512         6,374               -            97,886
    Other current liabilities                                -              14,574           313               -            14,887
                                                     -----------       -----------   -----------        -----------    -----------
        Total current liabilities                            -             166,510        12,104            (5,900)        172,714
    Intercompany payable                                     -              96,134         6,013          (102,147)            -
    Deferred taxes                                         1,750            83,280           -                 -            85,030
    Long-term obligations (net of
     current maturities)                                  68,665           298,416           -                 -           367,081
    Other long-term liabilities                              -               8,561             7               -             8,568

Shareholders' equity
    Common stock                                             650               -             -                 -               650
    Additional paid in capital                           422,171           297,821         7,588          (305,409)        422,171
    Retained earnings                                     38,810            97,339        (4,730)          (92,609)         38,810
    Other comprehensive income (loss)                        -                 -          (3,836)              -            (3,836)
    Deferred compensation                                (25,468)             (387)          -                 -           (25,855)
                                                     -----------       -----------   -----------        -----------    -----------
        Total shareholders' equity                       436,163           394,773          (978)         (398,018)        431,940
                                                     -----------       -----------   -----------        -----------    -----------
        Total liabilities & shareholders' equity     $   506,578       $ 1,047,674   $    17,146        $ (506,065)    $ 1,065,333
                                                     ===========       ===========   ===========        ===========    ===========

                                                       KEY3MEDIA GROUP, INC.
                                              CONDENSED CONSOLIDATING BALANCE SHEET
                                                          (In thousands)

                                                         December 31, 1999

                                                                                                     Eliminations
                                                       Parent                        Subsidiary           and
                                                       Company          Subsidiary      Non-         Consolidating
                                                        Only            Guarantor    Guarantors         Entries        Consolidated
Assets

Current Assets:
    Cash and cash equivalents                        $       -         $     3,593   $     1,977        $       -      $     5,570
    Accounts receivable, net                                 -              59,931         9,452                -           69,383
    Prepaid events expenses                                  -               4,380           204                -            4,584
    Deferred tax asset                                       -               4,468           (25)               -            4,443
    Other current assets                                     -               1,770           182                -            1,952
                                                     -----------       -----------   -----------        -----------    -----------
        Total current assets                                 -              74,142        11,790                -           85,932
    Intercompany receivable                                  -               3,217         1,497             (4,714)           -
    Property and equipment, net                              -               9,616           412                -           10,028
    Intangible assets, net                                   -             873,859         1,667                -          875,526
    Other assets                                             -                  78           -                  -               78
                                                     -----------       -----------   -----------        -----------    -----------
    Total assets                                     $        -        $   960,912   $    15,366        $    (4,714)   $   971,564
                                                     ===========       ===========   ===========        ===========    ===========

Liabilities & Shareholders' Equity

Current Liabilities:

    Current maturities of long-term
    obligations                                      $       -         $       -     $       -          $       -      $       -
    Accounts payable                                         -               7,549         1,228                -            8,777
    Bank overdraft                                           -               2,351           -                  -            2,351
    Accrued expenses                                         -              20,048         3,130                -           23,178
    Deferred revenue                                         -              79,182         6,617                -           85,799
    Other current liabilities                                -               2,062         1,069                -            3,131
                                                     -----------       -----------   -----------        -----------    -----------
        Total current liabilities                            -             111,192        12,044                -          123,236
    Intercompany payable                                     -                 -           4,714             (4,714)           -
    Deferred taxes                                           -              61,553           -                  -           61,553
    Long-term obligations (net
    of current maturities)                                   -             382,002                              -          382,002
    Other long-term liabilities                              -               8,381           -                  -            8,381

Shareholders' equity
    Divisional capital                                       -             320,377         7,645                -          328,022
    Retained earnings                                        -              78,389        (5,143)               -           73,246
    Other comprehensive income (loss)                        -                 -          (3,894)               -           (3,894)
    Deferred compensation                                    -                (982)          -                  -             (982)
                                                     -----------       -----------   -----------        -----------    -----------
        Total shareholders' equity                           -             397,784        (1,392)               -          396,392
                                                     -----------       -----------   -----------        -----------    -----------
        Total liabilities & shareholders' equity     $       -         $   960,912   $    15,366        $    (4,714)   $   971,564
                                                     ===========       ===========   ===========        ===========    ===========

                                                       KEY3MEDIA GROUP, INC.
                                           CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                          (In thousands)

                                                   Year ended December 31, 2000

                                                                                     Eliminations
                                            Parent                    Subsidiary         and
                                            Company    Subsidiary         Non-      Consolidating
                                             Only      Guarantor       Guarantors      Entries      Consolidated

Net revenues                               $    -      $275,002        $ 14,924      $  (3,025)        $286,901

Operating expenses:
     Cost of production                         -        71,949           6,548            -             78,497
     Selling, general and administrative         79     101,698           4,454            -            106,231
     Special one-time consideration             -         2,977             -              -              2,977
     Stock-based compensation                 7,299         668             -              -              7,967
     Depreciation and amortization              -        36,342             346            -             36,688
                                           --------    --------        --------      ---------         --------
                                              7,378     213,634          11,348            -            232,360
                                           --------    --------        --------      ---------         --------
Income (loss) from operations                (7,378)     61,368           3,576         (3,025)          54,541

Other income (expenses):
     Interest expense                        (9,392)    (29,967)            -              -            (39,359)
     Interest income                             69       3,050             145            -              3,264
     Intercompany activity                      -           -            (3,025)         3,025              -
     Other expense, net                         -           -               (17)           -                (17)
                                           --------    --------        --------      ---------         --------
                                             (9,323)    (26,917)         (2,897)         3,025          (36,112)
                                           --------    --------        --------      ---------         --------
Income (loss) before income taxes           (16,701)     34,451             679            -             18,429
Income tax provision (benefit)               (5,900)     15,501             266            -              9,867
                                           --------    --------        --------      ---------         --------
                                            (10,801)     18,950             413            -              8,562
Equity in earnings (loss) of subsidiaries    19,363         -               -        $ (19,363)             -
                                           --------    --------        --------      ---------         --------
Net income (loss)                          $  8,562    $ 18,950        $    413      $ (19,363)        $  8,562
                                           ========    ========        ========      =========         ========

                                                       KEY3MEDIA GROUP, INC.
                                           CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                          (In thousands)

                                                   Year ended December 31, 1999


                                                                                         Eliminations
                                                Parent                    Subsidiary         and
                                                Company    Subsidiary         Non-      Consolidating
                                                 Only      Guarantor       Guarantors      Entries      Consolidated

Net revenues                                   $    -      $234,713        $ 18,783       $ (2,085)        $251,411

Operating expenses:
     Cost of production                             -        65,079           9,052            -             74,131
     Selling, general and administrative            -        82,735           5,331            -             88,066
     Stock-based compensation                       -           522             -              -                522
     Depreciation and amortization                  -        37,386             746            -             38,132
                                               --------    --------        --------       --------         --------
                                                    -       185,722          15,129            -            200,851
                                               --------    --------        --------       --------         --------
Income (loss) from operations                       -        48,991           3,654         (2,085)          50,560

Other income (expenses):
     Interest expense                               -       (23,300)            -              -            (23,300)
     Interest income                                -           309             178            -                487
     Intercompany activity                          -           -            (2,085)         2,085              -
     Equity in earnings from joint venture          -         1,674             (25)                          1,649
     Gain on sale of joint venture interest                  13,746             -                            13,746
     Other expense, net                             -            55            (126)           -                (71)
                                               --------    --------        --------       --------         --------
                                                    -        (7,516)         (2,058)         2,085           (7,489)
                                               --------    --------        --------       --------         --------
Income (loss) before income taxes                   -        41,475           1,596            -             43,071
Income tax provision (benefit)                      -        17,118             (36)           -             17,082
                                               --------    --------        --------       --------         --------
Net income (loss)                              $    -      $ 24,357        $  1,632       $    -           $ 25,989
                                               ========    ========        ========       ========         ========

                                                       KEY3MEDIA GROUP, INC.
                                           CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                          (In thousands)

                                                   Year ended December 31, 1998


                                                                                     Eliminations
                                            Parent                    Subsidiary         and
                                            Company    Subsidiary         Non-      Consolidating
                                             Only      Guarantor       Guarantors      Entries      Consolidated

Net revenues                               $    -     $ 256,415       $  19,678       $ (6,958)     $   269,135

Operating expenses:
     Cost of production                         -        63,434          12,011            -             75,445
     Selling, general and administrative        -        73,575           2,933            -             76,508
     Stock-based compensation                   -           252             -              -                252
     Depreciation and amortization              -        40,753             427            -             41,180
                                           --------    --------        --------       --------         --------
                                                -       178,014          15,371            -            193,385
                                           --------    --------        --------       --------         --------
Income (loss) from operations                   -        78,401           4,307         (6,958)          75,750

Other income (expenses):
     Interest expense                           -       (45,860)            -              -            (45,860)
     Interest income                            -         2,624             192            -              2,816
     Intercompany activity                      -           -            (6,958)         6,958              -
     Equity in earnings from joint venture      -         2,501             157            -              2,658
     Other expense, net                         -             1             (29)           -                (28)
                                           --------    --------        --------       --------         --------
                                                -       (40,734)         (6,638)         6,958          (40,414)
                                           --------    --------        --------       --------         --------
Income (loss) before income taxes               -        37,667          (2,331)           -             35,336
Income tax provision (benefit)                  -        14,058           2,022            -             16,080
                                           --------    --------        --------       --------         --------
Net income (loss)                          $    -      $ 23,609        $ (4,353)      $    -           $ 19,256
                                           ========    ========        ========       ========         ========

                                                       KEY3MEDIA GROUP, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          (In thousands)

                                                   Year ended December 31, 2000


                                                                                                          Eliminations
                                                                  Parent                      Subsidiary        and
                                                                  Company      Subsidiary         Non-    Consolidating
                                                                   Only        Guarantor       Guarantors     Entries   Consolidated
Cash flows from operating activities:
  Net income (loss)                                                $   8,562    $  18,950    $     413     $ (19,363)    $  8,562
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                        -         36,342          346             -       36,688
    Stock-based compensation                                           7,299          668          -               -        7,967
    Non-cash interest expense                                          9,391          822          -               -       10,213
    (Gain) loss on disposal of fixed assets                              -            -             61             -           61
    Equity in earnings (loss) of subsidiaries                        (19,363)         -            -          19,363          -
    Foreign exchange (gain) loss                                         -            -             45             -           45
    Deferred income taxes                                              1,750       (5,693)         (25)            -       (3,968)
  Changes in operating assets & liabilities:
    Accounts receivable                                                  -         (9,816)      (1,055)            -      (10,871)
    Prepaid event expenses                                               -           (394)          20             -         (374)
    Other current assets                                              (5,913)          78        4,817             -       (1,018)
    Other assets                                                         -            (11)         (28)            -          (39)
    Accounts payable                                                     -            (82)        (210)            -         (292)
    Accrued expenses                                                     -         31,325       (4,631)            -       26,694
    Deferred revenue                                                     -         12,330         (243)            -       12,087
    Other liabilities                                                    -         12,512         (569)            -       11,943
                                                                   ---------    ---------    ---------       ---------   --------
  Total adjustments                                                   (6,836)      78,081       (1,472)       19,363       89,136
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) operating activities                1,726       97,031       (1,059)            -       97,698

Cash flows from investing activities:
  Purchase of property & equipment                                       -         (7,039)        (376)            -       (7,415)
  Purchase of intangible assets                                          -           (125)         -               -         (125)
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) investing activities                  -         (7,164)        (376)            -       (7,540)


Cash flows from financing activities:
  Net transactions with Softbank, ZDI & affiliates
    excluding non-cash transactions with affiliates                  (96,740)     101,127        2,783             -        7,170
  Increase (decrease) in bank overdraft                                  -         (2,351)         -               -       (2,351)
  Borrowings under new credit facility                                   -        330,000          -               -      330,000
  Proceeds from the issuance of zero coupon senior
    debentures with detachable warrants                               75,000          -            -               -       75,000
  Proceeds from the sale of common stock                              69,851          -            -               -       69,851
  Payment of cost associated with the issuance of long-term
    obligations and issuance of stock                                 (2,062)      (8,520)         -               -      (10,582)
  Repayment of long-term obligations to ZDI and bank
    borrowings retained by ZDI                                           -       (382,002)         -               -     (382,002)
  Repayment of long-term obligations under the new credit facility       -        (30,000)         -               -      (30,000)
  Payment of dividend to ZDI                                         (42,998)         -            -               -      (42,998)
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) financing activities                3,051        8,254        2,783             -       14,088

Effects of exchange rate changes on cash                                 -            -             98             -           98

Net increase (decrease) in cash and cash equivalents                   4,777       98,121        1,446             -      104,344
Cash and cash equivalents at the beginning of period                     -          3,593        1,977             -        5,570
                                                                   ---------    ---------    ---------       ---------   --------
Cash and cash equivalents at the end of period                     $   4,777    $ 101,714    $   3,423       $     -     $109,914
                                                                   =========    =========    =========       =========   ========

                                                       KEY3MEDIA GROUP, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          (In thousands)

                                                   Year ended December 31, 1999


                                                                                                          Eliminations
                                                                  Parent                      Subsidiary        and
                                                                  Company      Subsidiary         Non-    Consolidating
                                                                   Only        Guarantor       Guarantors     Entries   Consolidated
Cash flows from operating activities:
  Net income (loss)                                                $     -      $  24,357    $   1,632       $     -     $ 25,989
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                        -         37,386          746             -       38,132
    Stock-based compensation                                             -            522          -               -          522
    Foreign exchange (gain) loss                                         -            -            126             -          126
    Deferred income taxes                                                -         13,448           25             -       13,473
  Changes in operating assets & liabilities:                                                                       -
    Accounts receivable                                                  -         (3,819)      (4,539)            -       (8,358)
    Prepaid event expenses                                               -          2,926          (86)            -        2,840
    Other current assets                                                 -          1,513          398             -        1,911
    Other assets                                                         -          8,661           17             -        8,678
    Accounts payable                                                     -          2,657         (248)            -        2,409
    Accrued expenses                                                     -          1,452       (2,678)            -       (1,226)
    Deferred revenue                                                     -          1,699        3,848             -        5,547
    Other liabilities                                                    -         (2,767)         536             -       (2,231)
                                                                   ---------    ---------    ---------       ---------   --------
  Total adjustments                                                      -         63,678       (1,855)            -       61,823
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) operating activities                  -         88,035         (223)            -       87,812

Cash flows from investing activities:
  Purchase of property & equipment                                       -         (3,131)         -               -       (3,131)
  Purchase of intangible assets                                          -         (2,019)         -               -       (2,019)
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) investing activities                  -         (5,150)         -               -       (5,150)


Cash flows from financing activities:
  Net transactions with Softbank, ZDI & affiliates
    excluding non-cash transactions with affiliates                      -        (76,272)      (5,048)            -      (81,320)
  Increase (decrease) in bank overdraft                                  -         (5,206)         -               -       (5,206)
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) financing activities                  -        (81,478)      (5,048)            -      (86,526)

Effects of exchange rate changes on cash                                 -            -           (951)            -         (951)

Net increase (decrease) in cash and cash equivalents                     -          1,407       (6,222)            -       (4,815)
Cash and cash equivalents at the beginning of period                     -          2,186        8,199             -       10,385
                                                                   ---------    ---------    ---------       ---------   --------
Cash and cash equivalents at the end of period                     $     -      $   3,593    $   1,977       $     -     $  5,570
                                                                   =========    =========    =========       =========   ========

                                                       KEY3MEDIA GROUP, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          (In thousands)

                                                   Year ended December 31, 1998


                                                                                                          Eliminations
                                                                  Parent                      Subsidiary        and
                                                                  Company      Subsidiary         Non-    Consolidating
                                                                   Only        Guarantor       Guarantors     Entries   Consolidated
Cash flows from operating activities:
  Net income (loss)                                                $     -      $  23,609    $  (4,353)      $     -     $ 19,256
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                        -         40,753          427             -       41,180
    Stock-based compensation                                             -            252          -               -          252
    (Gain) loss on disposal of fixed assets                              -            500          -               -          500
    Foreign exchange (gain) loss                                         -            -             (1)            -           (1)
    Deferred income taxes                                                -         15,490          -               -       15,490
  Changes in operating assets & liabilities:                                                                       -
    Accounts receivable                                                  -         (3,004)      (1,849)            -       (4,853)
    Prepaid event expenses                                               -           (601)         121             -         (480)
    Other current assets                                                 -          3,527       (5,758)            -       (2,231)
    Other assets                                                         -           (981)         (17)            -         (998)
    Accounts payable                                                     -         (4,345)         219             -       (4,126)
    Accrued expenses                                                     -          1,476        4,600             -        6,076
    Deferred revenue                                                     -          2,709         (671)            -        2,038
    Other liabilities                                                    -          9,808         (352)            -        9,456
                                                                   ---------    ---------    ---------       ---------   --------
  Total adjustments                                                      -         65,584       (3,281)            -       62,303
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) operating activities                  -         89,193       (7,634)            -       81,559

Cash flows from investing activities:
  Purchase of property & equipment                                       -         (4,371)         -               -       (4,371)
  Purchase of intangible assets                                          -         (7,292)         -               -       (7,292)
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) investing activities                  -        (11,663)         -               -      (11,663)


Cash flows from financing activities:
  Net transactions with Softbank, ZDI & affiliates
    excluding non-cash transactions with affiliates                      -        (95,855)      12,663             -      (83,192)
  Increase (decrease) in bank overdraft                                  -          7,557          -               -        7,557
                                                                   ---------    ---------    ---------       ---------   --------
    Net cash provided by (used in) financing activities                  -        (88,298)      12,663             -      (75,635)

Effects of exchange rate changes on cash                                 -            -           (161)            -         (161)

Net increase (decrease) in cash and cash equivalents                     -        (10,768)       4,868             -       (5,900)
Cash and cash equivalents at the beginning of period                     -         12,954        3,331             -       16,285
                                                                   ---------    ---------    ---------       ---------   --------
Cash and cash equivalents at the end of period                     $     -      $   2,186    $   8,199       $     -     $ 10,385
                                                                   =========    =========    =========       =========   ========